                                                                    EXHIBIT 10.3

                         RECEIVABLES PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 17, 1998

                                      AMONG

                            BLUE BISON FUNDING CORP.,

                                   AS SELLER,

                              SUNTERRA CORPORATION

                              AS INITIAL SERVICER,

                           BARTON CAPITAL CORPORATION,

                                  AS PURCHASER,

                                       AND

                                SOCIETE GENERALE,

                                    AS AGENT

                                TABLE OF CONTENTS


SECTION                                                                   PAGE
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
                                   ARTICLE I

                THE COMMITMENT; PURCHASE AND REINVESTMENT LIMITS

 1.01    Commitment............................................................2
 1.02    Purchase and Reinvestment Limits......................................2
 1.03    Making Purchases from Seller..........................................2
 1.04    Number of Yield Periods...............................................3
 1.05    Commitment Termination Date...........................................3
 1.06    Purchase and Reinvestment Termination Date............................3
 1.07    Voluntary Termination of Commitment or
         Reduction of Facility Limit...........................................3

                                   ARTICLE II

                    UNDIVIDED INTEREST AND PURCHASER'S SHARE

 2.01    Undivided Interest....................................................4
 2.02    Investment............................................................5
 2.03    Net Pool Balance......................................................5
 2.04    Loss Reserve..........................................................5


                                  ARTICLE III

                                  SETTLEMENTS

 3.01    Establishment and Use of Accounts.....................................6
 3.02    Settlement and Reinvestment Procedures................................7
 3.03    Special Settlement Procedures; Reduction of
         Investment, etc.......................................................9
 3.04    Reporting............................................................11
 3.05    Payments and Computations, etc.......................................12
 3.06    Dividing or Combining Undivided Interests............................12

                                   ARTICLE IV

                           FEES AND YIELD PROTECTION

 4.01    Fees.................................................................13
 4.02    Yield Protection.....................................................13

                                   ARTICLE V

                            CONDITIONS OF PURCHASES



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                                TABLE OF CONTENTS
                                  (CONTINUED)

SECTION                                                                   PAGE
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
 5.01    Conditions Precedent to Initial Purchase.............................16
 5.02    Conditions Precedent to All Purchases and
         Reinvestments........................................................18

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

 6.01    Representations and Warranties of Seller.............................19
 6.02    Representations and Warranties of Sunterra...........................26

                                  ARTICLE VII

                    GENERAL COVENANTS OF SELLER AND SERVICER

 7.01    Affirmative Covenants of Seller and Sunterra.........................30
 7.02    Reporting Requirements of Seller.....................................36
 7.03    Negative Covenants of Seller.........................................37

                                  ARTICLE VIII

                         ADMINISTRATION AND COLLECTION

 8.01    Designation of Servicer..............................................41
 8.02    Duties of Servicer and Seller........................................42
 8.03    Rights of the Account Agent..........................................45
 8.04    Responsibilities of Seller...........................................47
 8.05    Certain Responsibilities of Sunterra.................................47
 8.06    Further Action Evidencing Purchases..................................48

                                   ARTICLE IX

                               SECURITY INTEREST

 9.01    Grant of Security Interest...........................................48
 9.02    Further Assurances...................................................49
 9.03    Remedies.............................................................49

                                   ARTICLE X

                               LIQUIDATION EVENTS

 10.01    Liquidation Events...................................................49
 10.02    Remedies.............................................................51




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                                TABLE OF CONTENTS
                                  (CONTINUED)

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
SECTION                                                                   PAGE
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
                                   ARTICLE XI

                                   THE AGENT

11.01    Authorization and Action.............................................52
11.02    Exculpation..........................................................52
11.03    Agent and Affiliates.................................................53

                                  ARTICLE XII

                       ASSIGNMENT OF PURCHASER'S INTEREST

12.01    Restrictions on Assignments..........................................53
12.02    Rights of Assignee...................................................54
12.03    Evidence of Assignment; Endorsement on
          Certificate.........................................................54


                                  ARTICLE XIII

                                 INDEMNIFICATION

13.01    Indemnity by Seller..................................................55

                                  ARTICLE XIV

                                 MISCELLANEOUS

14.01    Amendments, etc......................................................58
14.02    Notices, etc.........................................................59
14.03    No Waiver; Remedies..................................................59
14.04    Binding Effect; Survival.............................................59
14.05    Costs, Expenses and Taxes............................................60
14.06    No Proceedings.......................................................61
14.07    Captions and Cross References........................................61
14.08    Integration..........................................................61
14.09    Confidentiality......................................................61
14.10    Governing Law........................................................62
14.11    Waiver of Jury Trial.................................................62
14.12    Execution in Counterparts............................................62



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                                TABLE OF CONTENTS
                                  (CONTINUED)



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                                   APPENDICES

APPENDIX A                 Definitions

                                   SCHEDULES

SCHEDULE 6.01(f)           Description of Proceedings of Seller

SCHEDULE 6.01(m)           List of Offices of Seller and Servicer
                           Where Records are Kept

SCHEDULE 6.01(n)           List of Account Banks

SCHEDULE 6.01(q)           List of Trade Names

SCHEDULE 6.02(f)           Description of Proceedings of Sunterra

SCHEDULE 7.01(f)           Description of Credit and Collection Policies

SCHEDULE A                 List of Vacation Ownership Resorts

SCHEDULE B                 List of Market Areas


                                    EXHIBITS

EXHIBIT 1.03(a)            Notice of Purchase

EXHIBIT 3.05(a)            Form of Periodic Report

EXHIBIT 5.01(a)            Form of Certificate

EXHIBIT 5.01(h)(i)         [Reserved]

EXHIBIT 5.01(h)(ii)        Form of Collection Account Agreement

EXHIBIT 5.01(h)(iii)       Form of Reserve Account Agreement

EXHIBIT 5.01(i)(i)         Form of Opinions of Willkie, Farr & Gallagher

EXHIBIT 5.01(i)(ii)        Form of Opinions of General Counsels

EXHIBIT 5.01(i)(iii)       Form of Opinions of Local Counsels



                                       iv

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                         RECEIVABLES PURCHASE AGREEMENT

                          dated as of December 17, 1998


        THIS IS A RECEIVABLES PURCHASE AGREEMENT among BLUE BISON FUNDING CORP., a Delaware corporation ("Seller"), SUNTERRA CORPORATION, a Maryland corporation ("Sunterra"), as the initial Servicer, BARTON CAPITAL CORPORATION, a Delaware corporation, as purchaser (in such capacity, together with its successors and assigns in such capacity, the "Purchaser") and SOCIETE GENERALE, a banking corporation organized under the laws of France, acting through its Chicago Branch ("SG"), as agent for Purchaser (in such capacity, together with its successors and assigns in such capacity, the "Agent"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

                                   Background

        1. Seller is a party to a Purchase and Sale Agreement with Sunterra, pursuant to which Seller has purchased, and expects to purchase Receivables from Sunterra. Seller intends to sell interests, herein called Undivided Interests, in Pool Receivables. Seller and Purchaser have agreed, on the terms and subject to the conditions contained in this Agreement, that Purchaser will purchase such Undivided Interests from Seller from time to time during the term of this Agreement.

        2. Seller and Purchaser have also agreed that, on the terms and subject to the conditions set forth in this Agreement, certain of the Collections related to such Undivided Interests shall be reinvested in additional undivided interests in Pool Receivables.

        3. Seller, Purchaser and the Agent have asked Sunterra to undertake certain collecting and servicing responsibilities in respect of the Receivables and Sunterra, as initial Servicer, is willing to undertake such responsibilities.

        4. SG has been requested, and is willing, to act as the Agent.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                THE COMMITMENT; PURCHASE AND REINVESTMENT LIMITS

        1.01 Commitment. On the terms and subject to the conditions set forth in this Agreement (including Article V), Purchaser agrees to make Purchases and Reinvestments from time to time from the date hereof to the Commitment Termination Date as follows:

                (a) Purchases. Purchaser shall purchase from Seller Undivided Interests (as defined in Section 2.01). Each such purchase is herein called a "Purchase".

                (b) Reinvestments. Pursuant to Section 3.02(a), Purchaser shall make reinvestments in Pool Receivables (herein called "Reinvestments") by permitting Servicer to reinvest certain of the Collections in additional undivided interests in Pool Receivables.

Purchaser's obligation to make such Purchases and Reinvestments is herein called the "Commitment".

        1.02 Purchase and Reinvestment Limits. Under no circumstances shall Purchaser be obligated to make any Purchase or Reinvestment to the extent that, after giving effect to such Purchase or Reinvestment, as the case may be:

                (a) Facility Limit. The Aggregate Investment would exceed an amount equal to $100,000,000 as such amounts may be reduced pursuant to
        Section 1.07 (such amounts, as so reduced, herein being called the "Facility Limit").

                (b) Aggregate Undivided Interest Limit. The Aggregate Undivided Interest (expressed as a percentage) would exceed 100% (the "Aggregate Undivided Interest Limit").

        1.03 Making Purchases from Seller.

                (a) Notice of Purchase. Each Purchase shall be made on a Business Day pursuant to a notice substantially in the form of Exhibit 1.03(a) from Seller to the Agent and shall be received by the Agent not later than 2:00 p.m. (New York City time) on the second Business Day before the date of such Purchase. Each such notice of a Purchase shall specify the desired amount and date of such Purchase and the desired duration of the initial Yield Period for the resulting Undivided Interest, which amount shall not be less than $1,000,000. The Agent shall select the duration of such initial, and each subsequent, Yield Period in its discretion; provided that the Agent shall use reasonable efforts, taking into account market conditions, to accommodate Seller's preferences.

                (b) Amount of Purchase. The amount of each Purchase shall be equal to the lesser of (x) the amount proposed by Seller pursuant to
        Section 1.03(a) and (y) the maximum amount permitted under Section 1.02.

                (c) Funding of Purchase. On the date of each Purchase, Purchaser shall, upon satisfaction of the applicable conditions set forth in
        Article V, make available to the Agent at its office at 181 West Madison Street in Chicago, Illinois not later than 1:00 p.m. (New York City time), the amount in payment of its Purchase in same day funds and, after receipt by the Agent of such funds, the Agent will immediately transfer such funds to the Collection Account or such other account designated by the Seller.

        1.04 Number of Yield Periods. Unless otherwise consented to by the Agent, the number of Yield Periods hereunder at any one time, after giving effect to any Purchase, or any division or combination of Undivided Interests, shall not exceed 8.

        1.05 Commitment Termination Date. The "Commitment Termination Date" shall be the earlier to occur of (i) December 17, 2001 (such date, as the same may be extended pursuant to this Section 1.05, being herein called the "Scheduled Commitment Termination Date"), and (ii) the date on which the Commitment is terminated pursuant to Section 1.06, 1.07, or 10.02.

        1.06 Purchase and Reinvestment Termination Date. The Commitment shall terminate with respect to Purchases and Reinvestments, and Purchaser shall have no obligation to make any further Purchases or Reinvestments hereunder, upon the termination of either (i) the Banks' commitments under the Standby Purchase Agreement or (ii) the Enhancement Bank's commitment under the Enhancement Agreement. Purchaser agrees to give Seller at least 30 days' prior written notice of the termination of the Commitment with respect to Purchases and Reinvestments pursuant to the foregoing sentence.

        1.07 Voluntary Termination of Commitment or Reduction of Facility Limit. Seller may, upon at least ten Business Days' notice to the Agent, terminate the Commitment in whole or reduce in part the unused portion of the Facility Limit; provided, however, that (a) each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple thereof and (b) after giving effect to any partial reduction, the remaining Facility Limit will not be less than $25,000,000.

                                   ARTICLE II

                    UNDIVIDED INTEREST AND PURCHASER'S SHARE

        2.01 Undivided Interest.

                (a) Definition and Computation of Undivided Interest. For purposes of this Agreement, "Undivided Interest" means an undivided ownership interest, expressed as a floating percentage determined from time to time, in (A) all then outstanding Pool Receivables, (B) all rights to, but not the obligations under, all Related Security with respect to such Pool Receivables, and (C) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Each Undivided Interest shall be computed as follows:

        UI       =        I + LR
                          ------
                            NPB

        where:

        UI       =        the Undivided Interest at any time;

        I        =        the Investment in such Undivided Interest at such
                          time, as determined pursuant to Section 2.02;

        LR       =        the Loss Reserve for such Undivided Interest at
                          such time, as determined pursuant to Section 2.04;
                          and

        NPB      =        the Net Pool Balance at such time, as determined
                          pursuant to Section 2.03.

        The "related" Undivided Interest with respect to any of the foregoing items shall mean the Undivided Interest as to which such item is calculated.

                (b) Frequency of Computation of Purchaser's Interest. Each Undivided Interest initially shall be computed as of the opening of Servicer's business on the date of the Purchase of such Undivided Interest from Seller. Thereafter, such Undivided Interest shall be recomputed as of the opening of business on any day on which the Aggregate Investment shall be increased and upon receipt of each Periodic Report using the information in such Periodic Report. In addition, until such Undivided Interest shall be reduced to zero, such Undivided Interest shall be deemed to be recomputed automatically as of the close of Servicer's business on each day (other than a day on which an actual recomputation is done), and, as so recomputed, shall

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        constitute the percentage ownership interest held by Purchaser on such day in the Pool Receivables. Such Undivided Interest shall become zero at such time as (i) the Purchaser shall have received the accrued Earned Return for such Undivided Interest, shall have recovered the Investment in such Undivided Interest and shall have received all other amounts payable to Purchaser pursuant to this Agreement in respect of such Undivided Interest, (ii) the Agent shall have received all amounts payable to the Agent pursuant to this Agreement, (iii) Servicer shall have received the accrued Servicer's Fee allocated to such Undivided Interest and (iv) all other amounts payable by the Seller in connection with such Undivided Interest are paid. Each Undivided Interest shall remain constant, and the Net Pool Balance shall be deemed to remain constant for purposes of computing such Undivided Interest, from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

        2.02 Investment.

                (a) Subject to subsection (b), the "Investment" in an Undivided Interest at any time means an amount equal to

                        (i) the sum of the original Dollar amount paid by
                Purchaser to Seller for such Undivided Interest at the time Purchaser acquired it by Purchase pursuant to Section 1.03, less

                        (ii) the aggregate amount of Collections of Pool
                Receivables theretofore received and actually distributed to Purchaser on account of such Investment pursuant to Section 3.02(a) and (b).

                (b) If at any time any distribution of any portion of such Collections is rescinded or must otherwise be returned for any reason, the Investment shall not be considered reduced to the extent of such rescission or return.

                (c) The "related" Investment with regard to a Yield Period or Undivided Interest (or portion thereof) means the Investment calculated with regard to such Yield Period or Undivided Interest (or such portion), as the case may be.

        2.03 Net Pool Balance. The "Net Pool Balance" at any time means an amount equal to the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time.

        2.04 Loss Reserve. The "Loss Reserve" for any Undivided Interest on any day means an amount determined as follows:

        LR       =        LRP x I

        where

        LR       =        the Loss Reserve for such Undivided Interest at
                           the time of computation;

        LRP      =         the "Loss Reserve Percentage" which, as to each
                           Undivided Interest at the time of such computation, shall be an amount equal to (a) 5%, divided by (b) 1, minus 5%; and

        I        =         the Investment in such Undivided Interest at the
                           time of such computation, as determined pursuant to
                           Section 2.02.


                                   ARTICLE III

                                   SETTLEMENTS

        3.01 Establishment and Use of Accounts.

                (a) Collection Account. Seller hereby agrees to establish and maintain a Collection Account on or before the first Purchase hereunder. The Collection Account shall be used to receive Collections (directly or via transfer from the Lockbox Accounts) and for the other purposes described in the Transaction Documents. Servicer shall cause all Collections to be deposited into such Collection Account on the day on which such Collections are available cash funds. No funds other than Collections or Purchases shall be deposited or transferred into such Collection Account.

                (b) Lockbox Accounts. Seller has established the Lockbox Accounts listed on Schedule 6.01(n) (and the related post office boxes). The Lockbox Accounts shall be used to receive Collections.

                (c) Reserve Account. Seller hereby agrees to establish and maintain a Reserve Account on or before the first Purchase hereunder. The Reserve Account shall be used to receive transfers of certain amounts of Collections pursuant to Section 3.02(b) and for other purposes described in Section 3.03(d). No funds other than Collections and proceeds from the sale by the Seller to the Purchaser of Undivided Interests shall be transferred or deposited into the Reserve Account. All funds on deposit in the Reserve Account shall, subject to Section 3.03(e) be invested by the Servicer (and at the direction of Seller so long as no

        Liquidation Event shall have occurred and be continuing) in Permitted Investments. All income and gain or loss realized from any such investment shall be credited or debited (as applicable) to the Reserve Account.

                (d) Agent's Account. The Agent hereby agrees to establish the Agent's Account on or before the date of the first Purchase hereunder. The Agent's Account shall be used to receive payments of amounts that are to be distributed by the Agent to itself and/or to Purchaser, and for the other purposes described in the Transaction Documents.

        3.02 Settlement and Reinvestment Procedures.

                (a) Settlement Procedures for Principal Collections. The Servicer shall, on each day on which Collections of Principal Receivables are received (or deemed received) by the Seller or Servicer or are deposited into the Lockbox Accounts, transfer such Collections therefrom and deposit such Collections into the Collection Account. The Servicer shall apply such Collections as follows:

                        (i) on each Funding Date, if such day is not a
                Liquidation Day, subject to clause (ii) below and upon the satisfaction of the conditions set forth in Section 5.02, such Principal Collections allocable to each Undivided Interest shall be reinvested on such Funding Date by the Servicer by means of a Reinvestment in the related Undivided Interest and shall be paid to the Seller, thereby causing a recomputation of such Undivided Interest pursuant to Section 2.01; provided, that if the conditions set forth in Section 5.02 are not satisfied on such Funding Date, such Principal Collections shall not be reinvested but shall be held on deposit in the Collection Account and applied in accordance with clause (ii) below; and

                        (ii) during the Liquidation Period (or during any
                Settlement Period that Collections are held on deposit in the Collection Account pursuant to the proviso to clause (i) above), all Principal Collections on deposit in the Collection Account shall be held on deposit in the Collection Account and transferred by the Servicer from the Collection Account to the Agent's Account on each Settlement Date with respect to each Undivided Interest, and shall be applied by the Agent to the payment of the amounts, and in the priorities described in clause second through clause sixth of Section 3.02(b) (after giving effect to the application of Collections of Finance Charge Receivables and amounts withdrawn from the Reserve Account to pay such amounts in accordance therewith); provided, that so long as the Commitment Termination Date has not occurred, if any Principal Collections are held in the Collection Account pursuant to the proviso to clause (i) above and have not otherwise been transferred to the Agent's Account and thereafter the conditions set forth in Section 5.02 are satisfied or are waived by the Agent, such previously set aside amounts shall be reinvested in accordance with the preceding clause (i) on the day of such subsequent satisfaction or waiver.

                (b) Settlement Procedure for Finance Charge Collections. The Servicer shall, on each day on which Collections of Finance Charge Receivables are received (or deemed received) by the Seller or Servicer or are deposited into the Lockbox Accounts, transfer such Collections therefrom and deposit such Collections into the Collection Account. The Servicer shall set aside and hold such Collections in trust within the Collection Account for payment on the following dates and in the following order of priority: first, to the Servicer on each Month End Date in payment of the accrued and unpaid Servicing Fees payable for the calendar month then ended (plus, if applicable, any accrued and unpaid Servicing Fees payable for any prior calendar months); second, to the Agent's Account for the payment, on each Settlement Date with respect to each Undivided Interest, of the Earned Return which accrued on such Undivided Interest for the Settlement Period ending on such date (plus, if applicable, the amount of Earned Return accrued and unpaid for any prior Settlement Periods with respect to such Undivided Interest and to the extent permitted by law, interest thereon); third, to the Agent's Account on each Month End Date, for the payment of all Fees accrued during the month then ended; fourth, during the Liquidation Period, to the Agent's Account, on each Settlement Date with respect to each Undivided Interest, to reduce the Aggregate Investment to zero; fifth, to the Agent's Account for the payment, on each Settlement Date with respect to each Undivided Interest, of all amounts payable pursuant to
        Section 4.02 in respect of such Undivided Interest; sixth, to the Agent's Account for the payment, on each Settlement Date with respect to each Undivided Interest, of all other Obligations then payable by the Seller to Purchaser or the Agent under the Transaction Documents; seventh, to the Reserve Account, on each Settlement Date with respect to each Undivided Interest, such amount as shall be necessary to cause the amount on deposit therein to be equal to the Reserve Account Required Amount (after giving effect to all payments to be made therefrom on such Settlement Date pursuant to Section 3.03(d)); and eighth, so long as no Liquidation Event or

        Unmatured Liquidation Event shall be continuing, the balance, if any, to be paid to Seller.

                (c) Order of Distribution. Upon receipt of funds deposited into the Agent's Account pursuant to paragraphs (a) and (b) of this Section 3.02, the Agent shall distribute such funds for the purposes and in the order of priority set forth in such paragraphs (a) and (b), as applicable.

        3.03 Special Settlement Procedures; Reduction of Investment, etc.

                (a) Deemed Collections. If on any day

                        (i) the Unpaid Balance of any Pool Receivable is reduced
                or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against Seller, Sunterra or any Affiliate of Sunterra (whether such claim arises out of the same or a related or unrelated transaction);

                        (ii) any of the representations or warranties of Seller
                or Sunterra set forth in Section 6.01(k) or (t) is no longer true with respect to a Receivable; or

                        (iii) the related title insurance policy with respect to
                any Pool Receivable shall not have been issued within 60 days from the date such Pool Receivable first became a Pool Receivable;

        then, on such day, Seller shall be deemed to have received a Collection of the relevant Receivable(s) in the amount of the Unpaid Balance (or portion thereof) of such Receivable(s), together with accrued and unpaid interest thereon.

        On or before the fifteenth day after the Month End Date of each month that contains one or more days on which Seller is deemed to have received such a Collection, Seller shall transfer an amount equal to the aggregate amount of such deemed Collections to Servicer and Servicer shall distribute such transferred amount in the manner set forth in
        Section 3.02, as if such transferred amount actually had been received by Seller or Servicer on the date of such transfer from the Obligors of such Pool Receivables and as if such transferred amount actually had been deposited into a Lockbox Account on the date of such transfer.

                (b) Seller's Reduction of Investment. If at any time Seller shall wish to cause the reduction of the Investment in an Undivided Interest (but not to commence the liquidation, or reduction to zero, of all Undivided Interests), such reduction shall be made as follows:

                        (i) Seller shall give the Agent at least three Business
                Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                        (ii) on the proposed date of commencement of such
                reduction and on each day thereafter, Servicer shall stop reinvesting Principal Collections allocable to such Undivided Interest until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                        (iii) Servicer shall hold such Principal Collections for
                the benefit of Purchaser in the Collection Account, for payment to the Agent on the next following Settlement Date or, subject to Seller's obligation pursuant to Section 4.03, any other date with respect to such Undivided Interest, and the Investment in such Undivided Interest shall be deemed reduced in the amount to be paid to the Agent only when in fact so paid and allocated by the Agent to the Investment in such Undivided Interest; provided that

                        (A) the amount of any such reduction shall be not less
                than $1,000,000, and the Investment in such Undivided Interest after giving effect to such reduction shall be not less than $1,000,000 unless such Investment shall have been reduced to zero),

                        (B) Seller shall use reasonable efforts to attempt to
                choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Yield Period, and

                        (C) if two or more Undivided Interests shall be
                outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Agent shall consent otherwise, to the Undivided Interest with the shortest remaining Yield Period.


                (c) Allocations of Obligor Payments. Except as otherwise required by law, all Collections received from a particular Obligor in respect of any Receivable shall be applied to the Receivables payable by such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable.

                (d) Use of Reserve Account. If on any date sufficient Finance Charge Collections are not available in the Collection Account for application to payment of the amounts described in Section 3.02(b) clause first through sixth on the dates specified therein, the Servicer shall withdraw from the Reserve Account an amount equal to the lesser of
        (i) such amounts and (ii) the amount on deposit in the Reserve Account, and shall apply the funds so withdrawn to the payment of such amounts in the order of priority set forth in Section 3.02(b). In addition, during the Liquidation Period on the date that a Receivable becomes a Defaulted Receivable, the Servicer shall withdraw from the Reserve Account an amount equal to the aggregate Unpaid Balance of such Defaulted Receivable and apply it pursuant to Section 3.02(a)(ii) as a Principal Collection. To the extent the amount on deposit in the Reserve Account exceeds the Reserve Account Required Amount (after giving effect to all payments to be made therefrom and all deposits thereto on any date of distribution pursuant to this Section 3.03(d)), so long as no Liquidation Event or Unmatured Liquidation Event shall have occurred or be continuing, the Servicer shall transfer such excess amount to the Seller. On the date after the Commitment Termination Date when the Aggregate Undivided Interest shall have been reduced to zero and all Obligations of Seller shall have been fully and finally paid and performed, the Servicer shall pay to Seller any funds remaining in the Reserve Account.

                (e) Permitted Investments. Any amount in the Collection Account and the Reserve Account, as the case may be, may be invested by Seller (or Servicer on Seller's behalf) in Permitted Investments; provided, however, that such investments shall mature not later than one Business Day next preceding the Settlement Date for any Undivided Interest next succeeding the date of such investment. All amounts earned on Permitted Investments shall be for the account of the Seller.

        3.04 Reporting.

                (a) No later than 11:00 a.m., New York City time, on the second Business Day before the date of each Purchase other than the initial Purchase hereunder, as a condition precedent to each such Purchase, Servicer shall prepare and forward to the Agent a certificate containing a calculation of (i) the Net Pool Balance (the calculation of which shall be based upon the information contained in the most recent Periodic Report) and (ii) the Aggregate Investment and the Loss Reserve (in each case, after giving effect, on a pro forma basis, to such Purchase).

                (b) On or prior to the fifteenth day of each month, Servicer shall prepare and forward to the Agent a Periodic Report relating to all outstanding Pool Receivables and all Undivided Interests owned by Purchaser, as of the close of business of Servicer on the immediately preceding Month End Date.

        3.05 Payments and Computations, etc.

                (a) All amounts to be paid or deposited into the Agent's Account by Seller or Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds.

                (b) Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to the Agent (for the benefit of Purchaser or the Agent, as the case may be) interest on all amounts not paid or deposited when due hereunder, such interest to be calculated at the Default Rate from (and including) the date due and payable to the date paid and such interest shall be payable on demand; provided, however, that the applicable interest rate shall not at any time exceed the maximum rate permitted by applicable law.

                (c) All computations of interest, Earned Return and any fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

        3.06 Dividing or Combining Undivided Interests.

                (a) Division of Undivided Interests. The Agent may at any time, as of the last day of any Yield Period for any then existing Undivided Interest, divide such existing Undivided Interest on such last day into two or more new Undivided Interests, each such new Undivided Interest having an Investment as designated by the Agent and all such new Undivided Interests collectively having aggregate Investments equal to the Investment in such existing Undivided Interest.

                (b) Combination of Undivided Interests. The Agent may at any time, as of the last day of any Yield Period for two or more existing Undivided Interests, on or before the date of any proposed Purchase of an Undivided Interest pursuant to Section 1.01 by Purchaser, on such last day or such date of Purchase, as the case may be, combine into one new Undivided Interest such existing and/or proposed Undivided

        Interests or any combination thereof, such new Undivided Interest having an Investment equal to the aggregate Investments of such Undivided Interests so combined.

                (c) Effect of Division or Combination. On and after any division or combination of Undivided Interests as described above, each of the new Undivided Interests resulting from such division, or the new Undivided Interest resulting from such combination, as the case may be, shall be a separate Undivided Interest having an Investment as set forth above, and shall take the place of such existing Undivided Interest or Undivided Interests or proposed Undivided Interest, as the case may be, in each case under and for all purposes of this Agreement.

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

        4.01 Fees. Seller shall pay to Purchaser for its own account such fees on such dates and in such amounts as set forth in the agreement of even date herewith between the Agent and Seller (as such agreement may be amended, restated, supplemented or modified from time to time, the "Fee Letter").

        4.02 Yield Protection.

                (a) If (i) Regulation D, (ii) any law or regulation relating to deposit insurance or (iii) any Regulatory Change occurring after the date hereof

                        (A) shall subject an Affected Party to any tax (other
                than income tax), duty or other charge with respect to the Certificate, any Undivided Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Investments or Earned Return owned by, owed to or funded by it or any other amounts due under this Agreement or any of the other Transaction Documents in respect of the Certificate, any Undivided Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for changes in the rate of tax on the overall net income of such Affected Party); or

                        (B) shall impose, modify or deem applicable any reserve
                (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned

                Return), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Party, or credit extended by any Affected Party; or

                        (C) shall change the amount of capital maintained or
                required or requested or directed to be maintained by any Affected Party; or

                        (D) shall impose any other condition affecting the
                Certificate, any Undivided Interest owned or funded by any Affected Party or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor;

        and the result of any of the foregoing is or would be

                        (x) to increase the cost to (or in the case of
                Regulation D referred to above or any law or regulation relating to deposit insurance, to impose a cost on) (I) an Affected Party of funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under the Stand-by Purchase Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Agent for continuing its or Seller's relationship with Purchaser,

                        (y) to reduce the amount of any sum received or
                receivable by an Affected Party under this Agreement or the Certificate, or under the Stand-by Purchase Agreement or the Enhancement Agreement with respect thereto, or

                        (z) in the sole determination of such Affected Party, to
                reduce the rate of return on such Affected Party's capital as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), Seller shall pay to the Agent (for the benefit of such Affected Party) such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

                (b) In determining any amount provided for or referred to in this Section 4.02, an Affected Party may use any reasonable averaging and attribution methods that it shall deem applicable. When making a claim under this Section 4.02, each Affected Party shall submit to Seller a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of manifest error, constitute conclusive evidence of such increased cost or reduced return.

        Notwithstanding Seller's obligation to pay additional amounts or amounts necessary to compensate any Affected Party pursuant to this Section 4.02, and except in the case of any such Regulatory Change having retroactive effect, the Seller shall not be required to pay such additional amounts to the extent such amounts relate to periods prior to three months before the Seller's receipt of demand therefor.

                (c) If any of the events requiring payments of additional amounts by the Seller under this Section 4.02 occurs and the applicable Affected Party shall have made a demand for such payment hereunder, the applicable Affected Party shall take such steps as may be reasonable (consistent with its internal policy and legal and regulatory restrictions) to (i) change the jurisdiction of its funding office if such change would avoid the Seller being required to pay any additional amount or (ii)otherwise mitigate the effects of Regulation D, any law or regulation relating to deposit insurance or any Regulatory Change as set forth in this Section 4.02, above, in either case so long as such change or steps to mitigate, as applicable, would not increase any cost to any Affected Party or be otherwise disadvantageous to any Affected Party.

        4.03 Funding Losses. Seller hereby agrees that upon demand by any Affected Party (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) Seller will indemnify such Affected Party against any net loss or reasonable expense which such Affected Party may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to fund or maintain any Undivided Interest), as reasonably determined by such Affected Party, as a result of (a) any payment of any Investment or Earned Return thereon on a date other than the Settlement Date for such Undivided Interest, or (b) any failure of Seller to sell any Undivided Interest to Purchaser on a date specified therefor in a related notice of Purchase delivered pursuant to Section 1.03(a).

Such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

                                    ARTICLE V

                             CONDITIONS OF PURCHASES

        5.01 Conditions Precedent to Initial Purchase. The initial Purchase hereunder is subject to the condition precedent that the Agent shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Agent:

                (a) A Certificate;

                (b) A copy of the resolutions of the Board of Directors of each of Seller and Sunterra approving each Transaction Document to be delivered by it and the transactions contemplated thereby, certified by the respective Secretary or Assistant Secretary an officer of each such Person;

                (c) Good standing certificates for each of Seller and Sunterra issued as of a date not earlier than 30 days prior to such initial Purchase by the Secretary of State of the jurisdiction of such Person's incorporation or formation and the jurisdiction of such Person's principal place of business;

                (d) A certificate of the Secretary or Assistant Secretary of each of Seller and Sunterra certifying the names and true signatures of the officers authorized on such Person's behalf to sign the Transaction Documents to be delivered by it (on which certificate Purchaser and the Agent may conclusively rely until such time as the Agent shall receive from such Person a revised certificate meeting the requirements of this subsection (d));

                (e) The certificate of incorporation or other organizational document of each of Seller and Sunterra, duly certified by the Secretary of State of the jurisdiction of such Person's incorporation or formation as of a recent date acceptable to the Agent, together with a copy of the by-laws or other governing document of each of Seller and Sunterra, each duly certified by the Secretary or an Assistant Secretary of such Person;

                (f) On or prior to the date of the initial Purchase, (i) duly executed financing statements naming each Originator as debtor and Sunterra as secured party, (ii) duly executed financing statements naming Sunterra as debtor and Seller as secured party, and the Purchaser as assignee of Seller, and (iii) duly executed financing statements naming Seller as the debtor and Purchaser as secured party, of the Receivables and related rights and, in the case of the financing statements naming Seller, as debtor, an undivided interest therein and of the other rights, instruments and moneys specified in Section 9.01, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect Seller's interests and Purchaser's interests in all Receivables and Undivided Interests, as the case may be, and such other rights, accounts, instruments and moneys in which an interest may be assigned to Purchaser hereunder;

                (g) A written search report from a Person reasonably satisfactory to the Agent listing all effective financing statements that name Seller, Sunterra or any Originator as debtor or assignor and that are filed in the jurisdictions in which filings are to be made pursuant to subsection (f) above, together with copies of such financing statements (none of which, except for those described in subsection (f) above, shall cover any Receivable), and tax and judgment lien search reports from a Person reasonably satisfactory to the Agent showing no evidence of such liens filed against Seller, Sunterra or any Originator;

                (h) Duly executed copies of (i) the Collection Account Agreement with the Collection Account Bank and (ii) the Reserve Account Agreement with the Reserve Account Bank;

                (i) Favorable opinions from: (i) Willkie, Farr & Gallagher, special counsel to Seller, Sunterra and each Originator, substantially in the forms attached hereto as Exhibit 5.01(i)(i), (ii) General Counsels of Seller, Sunterra and each Originator, substantially in the forms attached hereto as Exhibit 5.01(i)(ii) and (iii) Local Counsels of Seller, Sunterra and each Originator, substantially in the forms attached hereto as Exhibit 5.01(i)(iii);

                (j) Such powers of attorney as the Agent shall reasonably request to enable the Agent to collect all amounts due under any and all Receivables following a Liquidation Event;

                (k) A Periodic Report calculated as of the most recent Month End Date;

                (l) Evidence (i) of the execution and delivery by each of the parties thereto of each of the Transaction Documents and all documents, agreements and instruments contemplated thereby (which evidence shall include copies, either original or facsimile, of each of such documents, instruments and agreements), (ii) that each of the conditions precedent to the Transaction Documents has been satisfied to the Agent's satisfaction and (iii) that the initial purchases under the Purchase and Sale Agreement have been consummated;

                (m) The fees payable to the Agent pursuant to the Fee Letter, together with all costs and expenses due and payable pursuant to Section 14.05, if then invoiced;

                (n) Original UCC-3 financing statements that are duly executed and that shall effect, upon filing, the termination of all financing statements relating to the Receivables;

                (o) A certificate from an authorized officer of Sunterra and an authorized officer of Seller as to the satisfaction of the conditions set forth in Section 5.02;

                (p) A written statement from each of Moody's and S&P confirming that the transactions contemplated by this Agreement will not result in a downgrade or withdrawal of the current ratings of the Commercial Paper Notes;

                (q) Completion of a satisfactory due diligence review by the Agent of Seller, Servicer and each Originator;

                (r) Evidence satisfactory to the Agent of the execution and delivery by each of the parties thereto of the Interest Rate Protection Agreement; and

                (s) Evidence satisfactory to the Agent that the Custodian shall have taken possession pursuant to the Custodial Agreement of all Loan Documents (including the Notes) relating to the initial Pool Receivables to be sold by Sunterra to the Seller pursuant to the Purchase and Sale Agreement on the Closing Date.

        5.02 Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment shall be subject to the further conditions precedent (collectively, "Conditions Precedent" and individually, a "Condition Precedent") that on the date of such Purchase or Reinvestment the following statements shall be true (and in the case of paragraph (a) through (d) below, Seller by accepting the amount of such Purchase or by receiving the proceeds of such

Reinvestment, as the case may be, shall be deemed to have represented and warranted that):

                (a) The representations and warranties contained in Section 6.01 are true and correct on and as of such day with the same effect as though made on and as of such day and shall be deemed to have been made on such day;

                (b) No event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or an Unmatured Liquidation Event;

                (c) After giving effect to each proposed Purchase or Reinvestment, the Aggregate Investment will not exceed the Facility Limit and the Aggregate Undivided Interest will not exceed the Aggregate Undivided Interest Limit;

                (d) The Commitment Termination Date has not occurred; and

                (e) The Agent shall have received evidence that the Custodian shall have taken possession on behalf of the Purchaser pursuant to the Custodial Agreement of all Loan Documents (including the Notes) relating to the Receivables to be included in the Receivables Pool with respect to such Purchase or Reinvestment.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

        6.01 Representations and Warranties of Seller. In order to induce Purchaser and the Agent to enter into this Agreement and to make Purchases and Reinvestments hereunder, Seller hereby represents and warrants to Purchaser and the Agent as follows:

                (a) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

                (b) Due Qualification. It is duly licensed or qualified to do business as a foreign corporation in good standing in each jurisdiction in which (i) the ownership or lease of its property or the conduct of its business requires such licensing or qualification, and (ii) the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

                (c) Power and Authority; Due Authorization. It has (i) all necessary power, authority and legal right to (A) execute, deliver and perform its obligations under this Agreement, the Certificate and each other Transaction Document to which it is a party, and (B) sell and assign Undivided Interests on the terms and subject to the conditions herein provided and (ii) duly authorized by all necessary corporate action such execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the sale and assignment of Undivided Interests on the terms and conditions herein provided. Seller had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Receivables, to sell and assign Undivided Interests, and to incur obligations hereunder.

                (d) Binding Obligations. Each Purchase made pursuant to this Agreement shall constitute a valid sale, transfer, and assignment of the relevant Undivided Interests to Purchaser, or (as provided in Article
        IX) the assignment of a first priority security interest in the Pool Receivables and Related Security, in either case, which has been perfected and is enforceable against creditors of, and purchasers from, Seller; and this Agreement constitutes, and each other Transaction Document to be signed by Seller when duly executed and delivered will constitute, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof does not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (A) the articles or certificate of incorporation or by-laws of Seller, or (B) any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties is bound, (ii) result in or require the creation or imposition of any Adverse Claim upon any of Seller's properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction

        Documents, or (iii) violate any law or any order, rule, or regulation applicable to Seller of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any of its properties.

                (f) No Proceedings. Except as described in Schedule 6.01(f),

                        (i) there is no order, judgment, decree, injunction,
                stipulation or consent order of or with any court or other government authority to which Seller is subject, and there is no action, suit, arbitration, regulatory proceeding or other litigation, proceeding, or to Seller's knowledge, governmental investigation pending, or to Seller's knowledge, overtly threatened in writing, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against Seller that if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

                        (ii) there is no action, suit, proceeding, arbitration,
                regulatory, or to Seller's knowledge, governmental investigation, pending or, to Seller's knowledge, overtly threatened in writing, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, the Certificate or any other Transaction Document, (B) seeking to prevent the sale and assignment of any Undivided Interest, the issuance of the Certificate or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (C) seeking to adversely affect the federal income tax attributes of the Undivided Interests.

                (g) Bulk Sales Act. No transaction contemplated by this Agreement or any of the other Transaction Documents requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

                (h) Government Approvals. Except for the filing of the UCC financing statements referred to in Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Seller of any Transaction Document to which it is a party, except for authorization, approvals, or other actions which have been obtained or taken, as applicable, and except for notice or filings which have been given or completed, as applicable.

                (i) Financial Condition. Since the date hereof, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

                (j) Margin Regulations. No use of any funds obtained by Seller under this Agreement will conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board.

                (k) Quality of Title. Each Receivable in which an Undivided Interest is to be sold to Purchaser (together with the Related Security for such Undivided Interest) shall be owned by Seller free and clear of any Adverse Claim (other than (A) any Adverse Claim arising solely as the result of any action taken by Purchaser or by the Agent and, (B) in the case of the Related Security constituting the Mortgage on the Vacation Interest securing a Mortgage Loan, (i) any mechanics and materialmen's lien thereon, (ii) the lien of any condominium, homeowners or timeshare association with respect to any annual maintenance fees or the lien of real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, and (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of such Vacation Interest or the security intended to be provided by the related Mortgage or with the Obligor's ability to pay its obligations under the related Mortgage Loan when they become due, or materially and adversely affects the value of such Vacation Interest). When Purchaser makes a Purchase or Reinvestment it shall acquire and shall continue to maintain (at all times when the Aggregate Undivided Interest is not zero) a valid and upon the completion of the necessary action, perfected, first priority undivided fractional interest to the extent of its Undivided Interest in each Receivable and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by Purchaser or by the Agent). No effective financing statement or other instrument similar in effect covering any Receivable, any interest therein, or the Related Security or Collections with respect thereto is on file in any recording office except for financing statements that may be filed (i) in favor of Sunterra or any Originator in accordance with the Timeshare Loans, (ii) in favor of

        Seller in accordance with the Purchase and Sale Agreement, (iii) in favor of Purchaser or the Agent in accordance with this Agreement, or
        (iv) in connection with any Adverse Claim arising solely as the result of any action taken by Purchaser (or any assignee thereof) or by the Agent.

                (l) Accuracy of Information. All written information heretofore or contemporaneously furnished by Seller to Purchaser or the Agent for purposes of, or in connection with, this Agreement and all other Transaction Documents or any transaction contemplated hereby or thereby is, and all other such factual, written information hereafter furnished (if prepared by Seller or, if not prepared by Seller, to the extent that information contained therein was supplied by Seller) by Seller to Purchaser or the Agent pursuant to, or in connection with, this Agreement and the other Transaction Documents, including, without limitation, each Periodic Report and financial statement, when taken as a whole with any other documents delivered within a reasonable time will be, true and accurate in all material respects on the date as of which such information is dated or certified, and will not contain any material misstatement of fact or be incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading on the date as of which such information is dated or certified.

                (m) Offices. The principal places of business and chief executive offices of Seller are located at the address referred to in
        Section 14.02, and the offices where Seller keeps all its books, records and documents evidencing Receivables, the related Timeshare Loans and all other agreements related to such Receivables are located at the addresses specified in Schedule 6.01(m) (or at such other locations, notified to the Agent in accordance with Section 7.01(e), in jurisdictions where all action required by Section 8.06 has been taken and completed).

                (n) Lockbox Accounts. The names and addresses of all the Lockbox Banks and other Account Banks, together with the account numbers of the lockbox accounts and other accounts at such Account Banks, are specified in Schedule 6.01(n) (or have been notified to the Agent in accordance with Section 7.03(d)).

                (o) Capitalization. The authorized capital stock of Seller consists of 1,000 shares of common stock, no par value ("Seller Common Stock"), all of which shares are currently issued and outstanding. All of such outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable and are owned (beneficially and of record) by Sunterra free and clear of any Adverse Claims.

                (p) Licenses, Contingent Liabilities, and Labor Controversies.

                        (i) Seller has not failed to obtain any licenses,
                permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain could reasonable be expected to have a Material Adverse Effect.

                        (ii) There are no labor controversies pending against
                Seller, Sunterra or any Originator that have had (or are reasonably likely to have) a Material Adverse Effect.

                        (iii) Other than any liability incident to any
                litigation or proceedings described in Section 6.01(f), Seller has no contingent liabilities not provided for or disclosed in its financial statements that, individually or in the aggregate, are material to Seller.

                (q) Trade Names. Seller does not use any trade name other than its actual corporate name and the trade names set forth in Schedule 6.01(q). From and after the date that fell five (5) years before the date hereof, Seller has not been known by any legal name other than its corporate name as of the date hereof, nor has any such Person been the subject of any merger or other corporate reorganization, except as set forth in Schedule 6.01(q).

                (r) Taxes. Seller has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its respective books.

                (s) Compliance with Applicable Laws. Seller is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities, including federal, state, local or foreign, except for such breaches and failures to comply which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.



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

                (t) Eligible Receivables. Each Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable on the date of any Purchase or Reinvestment was an Eligible Receivable on such date.

                (u) Weighted Average Interest Rate. The weighted average interest rate payable on the Eligible Receivables is greater than or equal to 13.5%.

                (v) Foreign Tax Liability. The Seller is not aware that any Obligor has withheld any portion of payments with respect to any Timeshare Loan because of the requirements of a foreign taxing authority and no foreign taxing authority has contacted the Seller concerning a withholding or other foreign tax liability.

                (w) Investment Company. The Seller is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (x) Each homeowners association relating to each Vacation Ownership Resort in which a Vacation Interest is located was duly organized and is validly existing. Sunterra, an Affiliate thereof or a Person approved in writing by the Agent, it being understood that any Person managing a Vacation Ownership Resort on the date hereof or on the Initial Closing Date and who has been disclosed to the Agent, shall been deemed to have been approved by the Agent, manages each Vacation Ownership Resort and performs services for such homeowners association, pursuant to an agreement with such homeowners association, each of such agreements being in full force and effect. A true and correct copy of the management agreement between Sunterra or such Affiliate or Person and such homeowners association has been furnished to the Agent. Sunterra or such Affiliate or Person, as applicable, and the homeowners association have performed in all material respects all obligations under such agreements and are not in material default under such agreements.

                (y) The Vacation Ownership Resorts are insured through the applicable homeowners associations, in the event of fire or other casualty (other than earthquake, unless deemed necessary in the reasonable judgment of the applicable Originator) for the full replacement value thereof, and in the event that the Vacation Interest related to a Timeshare Loan should suffer any loss covered by casualty or other insurance, upon receipt of any insurance proceeds, such homeowners associations are required, during the time such Vacation Interests are covered by such insurance, under their applicable governing instruments either to repair or rebuild the portions of the applicable Vacation Ownership Resorts or to pay such proceeds to the holders of any Mortgages secured by a timeshare estate in the portions of the applicable Vacation Ownership Resorts. Each such homeowners association that is located in a designated flood plain maintains flood insurance in an amount not less than the maximum level available under the National Flood Insurance Act of 1968, as amended.

                (z) Each Timeshare Loan secured by a Mortgage requires the Obligor to pay all taxes, insurance premiums and maintenance costs with respect to the related timeshare estate. Each Timeshare Loan secured by a Right-to-Use Agreement requires the Obligor to pay all maintenance costs with respect to the related timeshare estate. There are no material outstanding liens or encumbrances of any kind affecting the Vacation Interests, other than Permitted Encumbrances.

                (aa) The Vacation Interests and related Vacation Ownership Resorts are free of material damage and waste and there is no proceeding pending or, to the best knowledge of the Seller, threatened for the total or partial condemnation or taking of the Vacations Interests or Vacation Ownership Resorts by eminent domain.

                (bb) There is no condition presently existing, and to the best knowledge of Seller, no event has occurred or failed to occur prior to the date hereof, concerning a Vacation Ownership Resort relating to any hazardous or toxic materials or condition, or other environmental matters which would reasonably be expected to materially and adversely affect the present use of such Vacation Ownership Resort or the financial condition or business operations of the related homeowners' association, or the value of the Notes, Timeshare Loans or Related Rights.

                (cc) Units Complete. All of the condominium units related to the Timeshare Loans in the Vacation Ownership Resorts, located in buildings as to which construction thereof has been completed, have been completed as required by applicable state and local laws.

        6.02 Representations and Warranties of Sunterra. In order to induce Purchaser and the Agent to enter into this Agreement, Sunterra as initial Servicer hereby represents and warrants to Purchaser and the Agent as follows:

                (a) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

                (b) Due Qualification. It is duly licensed or qualified to do business as a foreign corporation in good standing in each jurisdiction in which (i) the ownership or lease of its property or the conduct of its business requires such licensing or qualification, and (ii) the failure to be so licensed or qualified would be reasonably expected to have a Material Adverse Effect.

                (c) Power and Authority; Due Authorization. It has (i) all necessary power, authority and legal right to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party in its capacity as Servicer and (ii) duly authorized by all necessary corporate action such execution, delivery and performance of this Agreement and such other Transaction Documents.

                (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by Sunterra, in its capacity as Servicer when duly executed and delivered will constitute, a legal, valid and binding obligation of Sunterra, in its capacity as Servicer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and be general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party in its capacity as Servicer and the fulfillment of the terms hereof does not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (A) the certificate of incorporation or by-laws of Sunterra, or (B) any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other material agreement or instrument to which Sunterra is a party or by which it or any of its properties is bound, (ii) result in or require the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to Sunterra of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Sunterra or any of its properties.

                (f) No Proceedings. Except as described in Schedule 6.02(f),

                        (i) there is no order, judgment, decree, injunction,
                stipulation or consent order of or with any court or other government authority to which Sunterra is subject, and there is no action, suit, arbitration, regulatory proceeding or other litigation, proceeding or to Seller's knowledge, governmental investigation pending or to Sunterra's knowledge, overtly threatened in writing, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against Sunterra, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                        (ii) there is no action, suit, proceeding, arbitration,
                regulatory, or to Seller's knowledge, governmental investigation, pending or to Sunterra's knowledge, overtly threatened in writing, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement and other Transaction Document to which Sunterra is a party as Servicer, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which Sunterra is a party as Servicer, or (C) seeking any determination that could reasonably be expected to have a Material Adverse Effect.

                (g) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Sunterra of any Transaction Document to which it is a party in its capacity as Servicer, except for authorizations, approvals or other actions which have been obtained or taken as applicable, and except for notices or filings which have been given or completed, as applicable.

                (h) Financial Condition.

                        (i) The consolidated balance sheets of Sunterra and its
                consolidated subsidiaries as of December 31, 1997, and the related statements of income and shareholders' equity of Sunterra and its consolidated subsidiaries for the fiscal year then ended certified by Arthur Andersen LLP, Sunterra's independent accountants, copies of which will be furnished to the Agent, present fairly in all material respects the consolidated financial position of Sunterra and its consolidated subsidiaries as at such date and the consolidated results of the operations of Sunterra and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied;

                        (ii) Since September 30, 1998, no event has occurred
                that has had, or is reasonably likely to have, a Material Adverse Effect; and

                        (iii) Sunterra has not and shall not fail (A) to make
                any payment when due of any Indebtedness (other than any Obligation constituting Indebtedness) of Sunterra, which Indebtedness is in a principal amount, at any time in excess of $500,000, or (B) in the performance or observance of any material obligation or condition with respect to such Indebtedness.

                (i) Accuracy of Information. All written information heretofore or contemporaneously furnished by Sunterra in its capacity as Servicer to Purchaser or the Agent for purposes of, or in connection with, this Agreement and all other Transaction Documents or any transaction contemplated hereby or thereby is, and all other such factual, written information hereafter furnished (if prepared by Sunterra in its capacity as Servicer or, if not prepared by Sunterra in its capacity as Servicer, to the extent that information contained therein was supplied by Sunterra in its capacity as Servicer) by Sunterra in its capacity as Servicer to Purchaser or the Agent pursuant to, or in connection with, this Agreement and the other Transaction Documents, including, without limitation, each Periodic Report and financial statement, will be, when taken as a whole with any other documents delivered within a reasonable time, true and accurate in all material respects on the date as of which such information is dated or certified, and will not contain any material misstatement of fact or be incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading on the date as of which such information is dated or certified.

                (j) Account Banks. The names and addresses of all the Account Banks, together with the account numbers of the accounts at such Account Banks, are specified in Schedule 6.01(n) (or have been notified to the Agent in accordance with Section 7.03(d)).

                (k) Taxes. Sunterra has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its respective books.

                (l) Compliance with Applicable Laws. Sunterra in its capacity as Servicer is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities with respect to the Receivables and the related Timeshare Loans, including federal, state, local or foreign, except for such breaches and failures to comply which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

                (m) Year 2000 Problem. The Servicer has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the risk that certain computer applications used by the Servicer may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Effect.

                                   ARTICLE VII

                    GENERAL COVENANTS OF SELLER AND SERVICER

        7.01 Affirmative Covenants of Seller and Sunterra. From the date hereof until the first day, following the Commitment Termination Date, on which (i) all Undivided Interests shall be reduced to zero, and (ii) all Obligations that have ever been outstanding hereunder shall have been finally and fully paid and performed, Seller and Sunterra (in its capacity as Servicer) each hereby covenants and agrees with Purchaser and the Agent as to itself that, unless the Agent shall otherwise consent in writing, it shall:

                (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of all governmental authorities having jurisdiction over it.

                (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

                (c) Audits. (i) At any time and from time to time during regular business hours, upon two Business Days' prior written notice from the Agent, permit the Agent (or such other Person who may be designated from time to time by the Agent), or its agents or representatives, at Seller's expense, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Receivables and the Undivided Interests, including, without limitation, the related Timeshare Loans and purchase orders and other agreements, and (B) to visit its offices and properties for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to Receivables or its performance hereunder with any of its appropriate or designated officers or employees having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time during regular business hours, upon two Business Days prior written notice from the Agent, permit certified public accountants or other auditors acceptable to the Agent to conduct, at Seller's or Sunterra's expense as the case may be, a review of its books and records with respect to the Receivables. Notwithstanding anything in this paragraph to the contrary, except in connection with examinations and audits made pursuant to this paragraph following the occurrence of a Liquidation Event or Unmatured Liquidation Event, Seller or Sunterra, as the case may be, shall only be responsible for expenses in connection with one examination or one audit (pursuant to the terms of this paragraph) per year.

                (d) Keeping of Records and Books of Account. Maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain



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

        (or cause the Servicer to keep and maintain), all documents, books, records and other information which is reasonably necessary for the collection of all Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all Collections of, and adjustments to, each existing Receivable).

                (e) Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning the Receivables, all related Timeshare Loans and all other agreements related to such Receivables (and all original documents relating thereto), at its address(es) referred to in Section 6.01(m) in the case of Seller, or Section 14.02 in the case of Sunterra, or, upon 30 days' prior written notice to the Agent, at such other locations in jurisdictions in the United States where all action required by Section
        8.06 shall have been taken and completed.

                (f) Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policy in connection with each Receivable and each Timeshare Loan related thereto.

                (g) Collections.

                        (i) Promptly remit to the Lockbox Accounts all
                Collections received by it; and

                        (ii) instruct all Obligors to cause all payments made
                with respect to the Receivables to be deposited directly to one or more lockboxes or Lockbox Accounts.

                (h) Separate Corporate Existence. Each of Seller and Sunterra hereby acknowledges that Purchaser and the Agent are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity separate from Servicer, the Originators and any Affiliate thereof. Therefore, from and after the date hereof, Seller shall take all reasonable steps to continue Seller's identity as a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of Servicer, any Originator and any Affiliate thereof, and is not a division of Servicer, any Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 7.01(b), Seller shall take such actions as shall be required in order that:

                        (i) Seller will be a limited purpose corporation whose
                primary activities are restricted in its certificate of incorporation to (A) purchasing Receivables from Sunterra, owning, holding, selling, granting security interests, or selling interests, in Receivables, Timeshare Loans, Related Security and Collections purchased from Sunterra, entering into agreements for the servicing of such Receivables, (B) hold, pledge, transfer, issue and otherwise deal with securities (i) that evidence an ownership interest in the Receivables and that do not constitute indebtedness under the laws of the state ("State Law") which the Seller elects shall govern such securities ("Equity Securities") or (ii) that represent debt obligations of the Seller under State Law ("Debt Securities" and collectively with the Equity Securities, the "Securities"), or to sponsor trusts that issue such Securities. The Securities may be further secured by reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other form of credit enhancements and (C) conducting such other activities as it deems necessary, appropriate, suitable or convenient to carry out activities described in (i)(A) and
                (i)(B) above;

                        (ii) Not less than one member of Seller's Board of
                Directors (the "Independent Director") shall be an individual who is not (A) an officer or employee of, or the direct or indirect beneficial holder of any class of voting stock of, the Seller, its immediate or ultimate parent or any subsidiaries or affiliates thereof or (B) a member of the immediate family of any such stockholder, officer, employee or other director of the Seller or any affiliate thereof, provided, that the Independent Director may serve in similar capacities for other "special purpose entities" formed by Sunterra or its affiliates. As used herein, the term "affiliate" means any person controlling, under common control with, or controlled by the person in question, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership or voting securities, by contract or otherwise. If the Independent Director resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the board of directors shall be taken until a successor Independent Director is elected and qualified and approves such action. In the event of the death, incapacity, or resignation of the Independent Director, or a vacancy for any other reason, a successor Independent Director shall be appointed by the remaining directors.

                        (iii) No Independent Director shall at any time serve as
                a trustee in bankruptcy for any Affiliate of Servicer or any Originator;

                        (iv) Any employee, consultant or agent of Seller will be
                compensated from Seller's own bank accounts for services provided to Seller except as provided herein in respect of the Servicer's Fee. Seller will engage no agents other than an agent for service of process and a Servicer for the Receivables, which Servicer will be fully compensated for its services to Seller by payment of the Servicer's Fee;

                        (v) Seller will contract with Servicer to perform for
                Seller all operations required on a daily basis to service its Receivables. Seller will pay Servicer a monthly fee based on the level of Receivables being managed by Servicer. Seller will not incur any material indirect or overhead expenses for items shared between Seller and Servicer, any Originator or any other Affiliate thereof that are not reflected in the Servicer's Fee. To the extent, if any, that Seller, Servicer, any Originator and any other Affiliate thereof share items of expenses not reflected in the Servicer's Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Sunterra shall pay all reasonable expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents and the Stand-by Purchase Agreement and any amendments thereto, including, without limitation, legal, commitment, agency and other fees;

                        (vi) Seller's operating expenses will not be paid by
                Servicer, any Originator or any Affiliate thereof;

                        (vii) Seller will have its own separate stationery and
                telephone number;

                        (viii) Seller's books and records will be maintained
                separately from those of Servicer, the Originators and any Affiliate thereof;

                        (ix) Any financial statements which are consolidated to
                include Seller will contain detailed notes clearly stating that
                (A) all of Seller's assets are owned by Seller and (B) Seller is a separate corporate entity with creditors who have received ownership and security interests in Seller's assets;

                        (x) Seller's assets will be maintained in a manner that
                facilitates their identification and segregation from those of Servicer, the Originators or any Affiliate thereof;

                        (xi) Seller will strictly observe corporate formalities
                in its dealings with Servicer, the Originators and any Affiliate thereof, and funds or other assets of Seller will not be commingled with those of Servicer, the Originators or any Affiliate thereof. Seller shall not maintain joint bank accounts or other depository accounts to which Servicer, the Originators or any Affiliate thereof (other than Sunterra in its capacity as Servicer) has independent access. None of Seller's funds will at any time be pooled with any funds of Servicer, any Originator or any Affiliate thereof;

                        (xii) Seller shall pay to Servicer, each Originator or
                the appropriate Affiliate thereof, as applicable, the marginal increase (or, in the absence of such increase, the market amount of its portion of) in the premium payable with respect to any insurance policy that covers Seller and Servicer, any Originator or any Affiliate thereof, but Seller shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to Servicer, any Originator or any Affiliate thereof (other than Seller); and

                        (xiii) Seller will maintain arm's length relationships
                with Servicer, each Originator and any Affiliate thereof. Any Person that renders or otherwise furnishes services to Seller will be compensated by Seller at market rates for such services. Seller will not be or will not hold itself out to be responsible for the debts of Servicer, any Originator or any Affiliate thereof or the decisions or actions respecting the daily business and affairs of Servicer, any Originator or any Affiliate thereof.

                (i) Post Office Boxes. Prior to the date hereof, Sunterra shall deliver to the Agent a certificate from an authorized officer of Sunterra to the effect that (i) the name of the renter of all post office boxes into which Collections may from time to time be mailed have been changed to the name of Seller (unless such post office boxes are in the name of the relevant Lockbox Banks) and (ii) all relevant postmasters have been notified that Servicer and the Agent are authorized to collect mail delivered to such post office boxes (unless such post office boxes are in the name of the relevant Lockbox Banks).

                (j) Financial Covenants. In the event the Bank Revolver is canceled or terminated and there is no replacement thereof at such time, the financial covenants in effect in the Bank Revolver as of the date of its cancellation or termination shall be deemed to be incorporated herein by reference and Sunterra shall be deemed to make such covenants for purposes of this Agreement until such time as a replacement for the Bank Revolver becomes effective.

        7.02 Reporting Requirements of Seller. From the date hereof until the first day, following the Commitment Termination Date, on which (i) the Aggregate Undivided Interest shall be reduced to zero, and (ii) all Obligations that have ever been outstanding hereunder shall have been finally and fully paid and performed, Seller will, unless Purchaser and the Agent shall otherwise consent in writing, furnish to the Agent:

                (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Sunterra, and Seller, (i) copies of (A) the unaudited consolidated balance sheet of Sunterra and its consolidated subsidiaries, and (B) the unaudited balance sheet of Seller, in each case as at the end of such period, together with unaudited statements of earnings, stockholders' equity and cash flows for such period and the portion of the fiscal year through such period, each prepared in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial officer, treasurer or chief accounting officer thereof (such officer being herein called the "Financial Officer"), and (ii) a letter from the Financial Officer certifying to the best knowledge of the Financial Officer, that neither a Liquidation Event nor an Unmatured Liquidation Event has occurred and is continuing;

                (b) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of each of Sunterra, and Seller, a copy of (A) the consolidated balance sheet of Sunterra and its consolidated subsidiaries, (B) consolidating balance sheet of Sunterra, and (C) the balance sheet of Sunterra and Seller, in each case as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, each prepared in accordance with GAAP applied consistently throughout the periods reflected therein, Sunterra's consolidated balance sheet and such related statements to be certified without any Impermissible Qualification by independent certified public accountants of internationally recognized standing, and Seller's balance sheet and such related statements to be certified by the Financial Officer thereof;

                (c) Reports to Holders and Exchanges. In addition to the reports required by subsections (a) and (b) next above, promptly upon the Agent's request, copies of any reports or registration statements that Sunterra or Seller files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans;

                (d) ERISA. Promptly after receiving notice of any Reportable Event (as defined in Title IV of ERISA) with respect to Sunterra or any Affiliate thereof, a copy of such notice;

                (e) Liquidation Events. As soon as possible after the occurrence of each Liquidation Event and each Unmatured Liquidation Event, a written statement of the Financial Officer describing such event and the action that Sunterra and Seller propose to take with respect thereto, in each case in reasonable detail;

                (f) Proceedings. As soon as reasonably practicable written notice of (i) any litigation, investigation or proceeding of the type described in Section 6.01(f) not previously disclosed to Purchaser and the Agent and (ii) any material adverse development that has occurred with respect to any such previously disclosed litigation, proceedings and investigations, which in the case of (i) and (ii) would have a Material Adverse Effect; and

                (g) Other. Promptly, from time to time, such other information, documents, records or reports (to the extent such other documents, records or reports are in the possession of Sunterra or Seller, as applicable) respecting the Receivables or the condition or operations, financial or otherwise, of Sunterra or Seller as the Agent may from time to time reasonably request in order to protect the interests of the Purchaser or the Agent under or as contemplated by this Agreement.

        7.03 Negative Covenants of Seller. From the date hereof until the first day, following the Commitment Termination Date, on which (i) all Undivided Interests shall be reduced to zero and (ii) all Obligations that have ever been outstanding hereunder shall have been finally and fully paid and performed, Seller shall perform its Obligations under this Section 7.03 unless the Agent shall otherwise consent in writing.

                (a) Sales, Liens, Etc. Except as otherwise provided herein or in the Purchase and Sale Agreement, Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claims upon or with respect to, any Receivable, any Related Security, any of the other assets, accounts or interests described in Section 9.01, or any related Timeshare Loan, or any interest in any of the foregoing (including any right to receive income from or in respect of any thereof); provided, however, that Seller may, upon at least 10 Business Days written notice to the Agent, sell and assign in a true sale, without recourse or representation or warranty of any kind (other than a representation or warranty that such Pool Receivables are free and clear of any security interest created by Seller), Pool Receivables, related Timeshare Loans and Related Security with respect thereto if (i) before and after giving effect to such sale and assignment, (a) there shall not exist any Liquidation Event or Unmatured Liquidation Event or (b) the sum of the Undivided Interests shall not exceed the Aggregate Undivided Interest Limit, (ii) the purchaser or assignee of such Pool Receivables agrees in writing that it will not institute against Seller, or join any Person in instituting against Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the date following the Commitment Termination Date on which (x) all Undivided Interests shall be reduced to zero and (y) all amounts owing to the Purchaser, Agent, any Affected Party or Indemnified Party that have ever been outstanding hereunder have been finally and fully paid and performed, and (iii) prior to the completion of such transaction, an authorized officer of Seller and Servicer certifies to the Agent that the foregoing conditions described in clauses (i) and (ii) shall have been satisfied in connection therewith and Seller delivers a pro forma Periodic Report demonstrating satisfaction with the condition described in clause (i)(b) above. Upon the satisfaction of the foregoing conditions,



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

        all right, title and interest of the Purchaser in, to and under such Receivables, related Timeshare Loans and Related Security shall terminate and revert to the Seller, its successors and assigns, and, upon the request of the Seller, its successors or assigns, and at the cost and expense of the Seller, the Purchaser shall execute such UCC-3 financing statements and releases and other evidence of transfer as are necessary or reasonably requested by Seller to terminate and remove of record any documents constituting public notice of the interest in such Pool Receivables, related Timeshare Loans and Related Security hereunder being sold, transferred and assigned.

                (b) Extension or Amendment of Receivables. Seller shall not extend, amend or otherwise modify the terms of any Timeshare Loan related to any Pool Receivable; provided, however, that so long as no Liquidation Event has occurred and is continuing, the Seller may, in accordance with the Credit and Collection Policy, extend or otherwise modify the terms of any Defaulted Receivable in order to maximize Collections thereon.

                (c) Change in Business or Credit and Collection Policy. Seller shall not make any material change in the character of its business or materially alter its Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable.

                (d) Addition of Account Bank or Change in Payment Instructions to Obligors; Change in Account Banks. Seller shall not add or terminate any bank as a Account Bank from those listed in Schedule 6.01(n) or make any change in its instructions to Obligors regarding Collections, unless
        (i) the Agent shall have received notice of such addition, termination or change and duly executed counterparts of a Account Agreements with each new Account Bank and copies of such instructions (which shall be in form and substance acceptable to the Agent) and (ii) the Agent previously shall have consented in writing to such addition, termination or change.

                (e) Mergers, Acquisitions, Sales, etc.

                                Seller shall not

                                (A) be a party to any merger or consolidation,
                        or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Receivable or any interest therein) other than pursuant to this Agreement;

                                (B) make, incur or suffer to exist an investment
                        in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments; or

                                (C) create any direct or indirect Subsidiary or
                        otherwise acquire direct or indirect ownership of any equity interests in any other Person.

                (f) Restricted Payments.

                        (i) General Restriction. Except in accordance with this
                Section 7.03(f), Seller shall not (A) purchase or redeem any shares of its capital stock, (B) declare or pay any Dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of Seller, (D) lend or advance any funds or (E) repay any loans or advances to, for or from Sunterra or any Affiliate thereof. Actions of the type described in this clause (i) are herein collectively called "Restricted Payments".

                        (ii) Types of Permitted Payments. Subject to the
                limitations set forth in clause (iii) below, Seller may make Restricted Payments so long as such Restricted Payments are made only to Sunterra and only in one or more of the following ways:

                                (A) Seller may make cash payments (including
                        prepayments) on the Company Note in accordance with its terms; and

                                (B) if no amounts are then outstanding under the
                        Company Note, Seller may declare and pay Dividends.

                        (iii) Specific Restrictions. Seller may make Restricted
                Payments only out of funds in the Collection Account or the Lockbox Accounts that do not represent the Purchaser's Share of any Collections. Furthermore, Seller shall not pay, make or declare:

                                (A) any Dividend if, after giving effect
                        thereto, Seller's Tangible Net Worth would be less than $5,000,000;

                                (B) any Restricted Payment (including any
                        Dividend) if, after giving effect thereto a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing.

                (g) Amendments to Certain Documents. Seller shall not amend, supplement, amend and restate, or otherwise modify the Purchase and Sale Agreement, the Company Note, any Account Agreement, any agreement between a Lockbox Bank and Seller and/or Sunterra which is referred to in any Lockbox Agreement, the Custodial Agreement, or Seller's certificate of incorporation or by-laws, except (A) in accordance with the terms of such document, instrument or agreement and (B) with the advance written consent of the Agent.

                (h) Deposits to Special Accounts. Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited to the Collection Account cash or cash proceeds other than Collections of Pool Receivables.

                (i) Incurrence of Indebtedness. Seller shall not (i) create, incur or permit to exist, any Indebtedness or liability or (ii) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except Indebtedness incurred pursuant to the Company Note and liabilities incurred pursuant to or in connection with the Transaction Documents.


                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

        8.01 Designation of Servicer.

                (a) Sunterra as Initial Servicer. The servicing, administering and collection of Pool Receivables shall be conducted by the Person designated as Servicer hereunder ("Servicer") from time to time in accordance with this Section 8.01. Until the Agent gives notice to Sunterra of the designation of a new Servicer (the "Successor Notice"), which notice may only be given at any time after the occurrence and during the continuance of a Liquidation Event, Sunterra is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

                (b) Successor Notice. Upon Sunterra's receipt of a Successor Notice, Sunterra agrees that it will terminate its activities as Servicer hereunder, and will cause each Sub- Servicer designated by the Agent in such Successor Notice to terminate its activities in that capacity, in a manner that the Agent indicates will facilitate the transition of the performance of such activities to the new Servicer. The Agent, or such other Person as the Agent shall designate, shall assume each and all of the obligations of Sunterra (and each Sub-Servicer) to service, administer and collect such Pool Receivables, on the terms and subject to the conditions herein set forth, and Sunterra shall use its best efforts (and shall cause each Sub-Servicer to use its best efforts) to assist the Agent (or its designee) in assuming such obligations.

                (c) Subservicers. The Servicer shall, in accordance with a subservicing agreement (each a "Sub-Servicer Agreement") reasonably acceptable to the Agent, delegate its duties and obligations hereunder to the Sub-Servicers; provided, that, (i) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (ii) the Seller, the Agent and the Purchaser shall have the right to look solely to the Servicer for performance, and (iii) the terms of any Sub-Servicer Agreement with each Sub-Servicer shall provide that the Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer).

                (d) Servicer's Fee. Seller hereby agrees to pay to Servicer a fee (the "Servicer's Fee") for each month (or portion thereof in which such Person was acting as Servicer) from and including the date hereof to but excluding the date on which all amounts payable under or in connection with this Agreement and the Purchase and Sale Agreement have been finally paid in full (and this Agreement and the Purchase and Sale Agreement shall have terminated), in an amount calculated as follows:

                        (i) at any time when Sunterra (or any Affiliate thereof)
                is Servicer, an amount equal to one-twelfth of 1.0% of aggregate Unpaid Balance of Pool Receivables as measured on the latest Month End Date referred to in the most recent Periodic Report (or, for the period from and including the initial closing date of the transactions contemplated hereby to (but excluding) the date on which the first Periodic Report is delivered hereunder, one-twelfth of 1.0% of the Aggregate



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

                Investment as measured at Servicer's close of business on such closing date); or

                        (ii) on and after Servicer's request made at any time
                when Sunterra (or any Affiliate thereof) is not Servicer, the greater of (A) an amount calculated pursuant to the foregoing clause (i) or (B) an alternative amount specified by Servicer not exceeding 110% of the aggregate costs and expenses incurred by Servicer during such month in connection with performing its obligations under this Agreement and the other Transaction Documents.

Such Servicer's Fee shall be paid out of Collections at the times specified in
Article III hereof.

        8.02 Duties of Servicer and Seller.

                (a) Appointment; Duties in General. Each of Seller, Purchaser and the Agent hereby appoints Servicer, from time to time designated pursuant to Section 8.01, as its agent to enforce their respective rights and interests in and under the Pool Receivables, the Timeshare Loans and the Related Security. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable (or shall cause each Sub-Servicer to take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable sold by it to Seller) from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                (b) Additional Duties. In addition to any other customary services which the Servicer may perform, the Servicer shall perform (or shall cause each Sub-Servicer to perform) the following servicing and collection activities:

                        (i) perform standard accounting services and general
                record keeping services with respect to the Pool Receivables and the related Timeshare Loans;

                        (ii) respond to any telephone or written inquiries of
                Obligors concerning to the Pool Receivables and the related Timeshare Loans;

                        (iii) keep Obligors informed of the proper place and
                method of making payments with respect to the Pool Receivables and the related Timeshare Loans;



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

                        (iv) contact Obligors to effect collection and to
                discourage delinquencies in the payment of to the Pool Receivables and the related Timeshare Loans, doing so by any lawful means, including, but not limited to the following: (A) mailing of routine past due notices, (B) preparing and mailing collection letters, (C) contacting delinquent Obligors by telephone to encourage payment, (D) mailing of reminder notices to delinquent Obligors, and (E) initiating and pursuing termination or foreclosure actions deemed necessary by the Servicer (or applicable Sub-Servicer);

                        (v) report tax information to Obligors as required by
                law; and

                        (vi) take such other action as may be necessary or
                appropriate in the discretion of the Servicer (or applicable Sub-Servicer) for the purpose of collecting and transferring to the Collection Account all payments received in respect of the to the Pool Receivables and the related Timeshare Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Section 8.02.

                (c) Allocation of Collections. Servicer shall apply all Collections in accordance with Article III.

                (d) Documents and Records. Servicer shall hold in trust for Seller and Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks, and Timeshare Loans) that evidence or relate to the Pool Receivables (other than those held by the Custodian) sold by Sunterra to Seller.

                (e) Authorization to Act as Seller's Agent. Seller hereby appoints Servicer (but only for so long as Sunterra (or any Affiliate thereof) is Servicer, in the case of clauses (i) and (iv) below) as its agent for the following purposes: (i) selecting the amount of each requested Purchase, (ii) specifying accounts to which payments are to be made to Seller, (iii) making transfers among, deposits to and withdrawals from the Accounts and other deposit accounts of Seller for the purposes described in the Transaction Documents and (iv) arranging payment by Seller of all fees, expenses, other Obligations and other amounts payable under the Transaction Documents. Seller irrevocably agrees that (A) it shall be bound by all actions taken by Servicer pursuant to the preceding sentence, and (B) that Purchaser, the Agent, the Collection Account Bank, the Lockbox Banks,



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

        the Reserve Account Bank and the banks holding all other deposit accounts of Seller are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from Servicer on behalf of Seller.

                (f) Termination. The authorization of Servicer (and each Sub-Servicer) under this Agreement shall terminate upon receipt by the Agent, after the Commitment Termination Date, of an amount equal to (i) the Aggregate Investment plus (ii) accrued Earned Return for each Undivided Interest, plus (iii) all other amounts owed to Purchaser and the Agent and (unless otherwise agreed to by Servicer and the Agent) to Servicer under this Agreement.

                (g) Agreement Not to Resign. Sunterra acknowledges that Purchaser and the Agent have relied on Sunterra's agreement to act as Servicer hereunder in their respective decisions to execute and deliver the Transaction Documents. In recognition of the foregoing, Sunterra agrees not to resign as Servicer voluntarily or, to the extent permitted in the Sub-Servicing Agreements, permit any other Sub- Servicer to resign voluntarily, unless Sunterra or any such Sub-Servicer is not permitted by law to serve in such capacity, as evidenced by an opinion of counsel to such effect, which opinion shall be satisfactory in form and substance to the Agent.

        8.03 Rights of the Account Agent.

                (a) Notice to Obligors. At any time after the occurrence of and during the continuation of a Liquidation Event, the Agent may notify the Obligors of Receivables, or any of them, of the Purchaser's ownership of Undivided Interests.

                (b) Notice to Account Banks. At any time following the occurrence of and during the continuation of a Liquidation Event the Agent is hereby authorized to give notice to the Account Banks, as provided in the Account Agreements, of the transfer to the Agent (for the benefit of Purchaser) of dominion and control over the Accounts. Seller hereby transfers to the Agent (for the benefit of Purchaser), effective when the Agent shall give notice to the Account Banks as provided in the Account Agreements, the exclusive dominion and control over such Accounts, and shall take any further action that the Agent may reasonably request to effect such transfer.



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

                (c) Rights on Servicer Transfer. At any time following the designation of a Servicer other than Sunterra pursuant to Section 8.01:

                        (i) The Agent may direct any Obligors of Receivables to
                pay all amounts payable under any Receivable directly to the Agent or its designee.

                        (ii) The Agent may direct Sunterra to make payment of
                all amounts payable to Seller under any Transaction Document to which Sunterra is a party directly to the Agent or its designee.

                        (iii) Seller shall, at the Agent's request and at
                Seller's expense, give notice of Purchaser's ownership of Undivided Interests to each Obligor and direct that payments be made directly to the Agent or its designee.

                        (iv) Seller and Sunterra shall, at the Agent's request,
                (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks, and Timeshare Loans) which evidence the Pool Receivables, and the related Timeshare Loans and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee and (C) permit any successor Servicer and its agents, employees and assignees access to its respective facilities and its books, records, documents and instruments (including, without limitation, computer programs, tapes and disks, and Timeshare Loans) related to Receivables.

                        (v) Each of Seller, Sunterra and Purchaser hereby
                authorizes the Agent (to the extent necessary to enforce such party's rights or obligations, as applicable, hereunder or under any Transaction Document) to take any and all steps in Seller's name and on behalf of Seller, Sunterra or Purchaser which are necessary, in the reasonable determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, indorsing Purchaser's, Seller's, Sunterra's or any Originator's name on checks and other instruments representing

                Collections and enforcing such Receivables, the related Timeshare Loans, and the Related Security therefor.

                        (vi) Seller hereby irrevocably appoints the Agent (to
                the extent necessary to enforce the Seller's obligations hereunder or under any Transaction Document) to act as Seller's attorney-in-fact, with full authority in the place and stead of Seller and in the name of Seller or otherwise, at any time following the delivery of a Successor Notice, to take any action and to execute any instrument that the Agent, in its reasonable determination, may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

                                (A) to ask, demand, collect, sue for, recover,
                        compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Receivable;

                                (B) to receive, indorse, and collect any drafts
                        or other instruments, documents and chattel paper related to the Receivables or the Related Security, or constituting Collections;

                                (C) to file any claims or take any action or
                        institute any proceedings which Agent, in its reasonable determination, may deem necessary for the collection of any of the Receivables or otherwise to enforce the rights of the Seller and Purchaser with respect to any of the Receivables; and

                                (D) to perform the affirmative obligations of
                        Seller under any Transaction Document.

Seller hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 8.03(c) is irrevocable and coupled with an interest.

        8.04 Responsibilities of Seller. Anything herein to the contrary notwithstanding:

                (a) Seller shall perform and comply in all material respects with all of its obligations (i) pursuant to the provisions, covenants and other promises required to be observed by it under the Timeshare Loans related to the Receivables and under all purchase orders and other agreements and (ii) under the Purchase and Sale Agreement; and the Agent's exercise of its rights hereunder shall not relieve Seller from any such obligations.

                (b) Neither Purchaser nor the Agent shall have any obligation or liability with respect to any Receivables, related Timeshare Loans or any other related agreements, nor shall any of them be obligated to perform any of the obligations thereunder.

                (c) Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by Purchaser or the Agent (whether or not from Seller) in connection with any Receivable.

        8.05 Certain Responsibilities of Sunterra. If at any time Sunterra shall not be Servicer, Sunterra shall deliver all Collections received or deemed received by it to the Agent promptly upon receipt or deemed receipt thereof and the Agent shall distribute such Collections to the same extent as if such Collections had actually been received from the related Obligor on the applicable dates. So long as Sunterra shall hold any Collections required to be paid to the Agent, it shall hold such Collections in trust (and, if the Agent shall so request, separate and apart from its own funds) and shall clearly mark its records to reflect such trust. Sunterra hereby grants to the Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest and exercisable at any time following the delivery of a Successor Notice, to take in the name of Sunterra all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Sunterra or transmitted and received by Purchaser or the Agent (whether or not from Sunterra) in connection with any Pool Receivable.

        8.06 Further Action Evidencing Purchases.

                (a) Each of Seller and Servicer agrees that from time to time at Servicer's expense, it will promptly execute and deliver (or, cause the relevant Sub-Servicer to execute and deliver) all further instruments and documents, and take all further action, that the Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Undivided Interests, or to enable Purchaser or the Agent to exercise or enforce any of their respective rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the Agent's request, Seller or Servicer will execute and file such financing or continuation statements, or amendments thereto or assignments thereof,



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

        and such other instruments or notices, as may be necessary or appropriate.

                (b) Seller and Servicer hereby authorize the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, to maintain the perfection of its security or ownership interest in the Receivables or the Related Security now existing or hereafter arising in the name of Seller or Servicer. If Seller or Servicer fails to perform any of its agreements or obligations under any Transaction Document and does not remedy such failure within the applicable cure period, if any, in the applicable Transaction Document, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by Seller as provided in Section 13.01.

                                   ARTICLE IX

                                SECURITY INTEREST

        9.01 Grant of Security Interest. To secure the prompt payment and performance of all Obligations of Seller arising in connection with this Agreement, the Certificate and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, all Earned Returns, payments on account of Collections received or deemed to be received and fees, Seller hereby assigns and grants to Purchaser a first priority security interest in all of Seller's right, title and interest in, to and under all of the following, whether now or hereafter existing: (a) all Pool Receivables, all Related Security with respect to such Pool Receivables and all Collections related thereto, (b) all of Seller's rights, remedies, powers and privileges under, or in respect of, the Purchase and Sale Agreement and the Interest Rate Protection Agreement, (c) all Accounts, all funds on deposit in each of the Accounts and all certificates and instruments, if any, from time to time evidencing such Accounts and funds on deposit therein, all investments made with such funds, all claims thereunder or in connection therewith, and all interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, and (d) all proceeds and amounts received or receivable by Seller under any or all of the foregoing. This Agreement shall constitute a security agreement under applicable law with regard to the security interest granted pursuant to this Section 9.01.

        9.02 Further Assurances. The provisions of Section 8.06 shall apply to the security interest granted under Section 9.01 as well as to the Purchases and all Undivided Interests hereunder.

        9.03 Remedies. Upon the occurrence of and during the continuance of a Liquidation Event, Purchaser shall have, with respect to the collateral granted pursuant to Section 9.01, and in addition to all other rights and remedies available to Purchaser or the Agent under this Agreement or other applicable law, (a) the right to apply Collections to payment of the obligations referred to in Section 9.01 and (b) all the rights and remedies of a secured party upon default under the UCC.


                                   ARTICLE X

                               LIQUIDATION EVENTS

        10.01 Liquidation Events. The following events shall be "Liquidation Events" hereunder:

                (a) Servicer, any Originator or Seller shall fail to make when due any payment or deposit of any amount required to be paid or deposited by it hereunder or under the other Principal Documents, which failure shall remain unremedied for two Business Days after receipt by the Seller, Servicer or such Originator, as the case may be, of written or telephonic notice thereof from the Agent; or

                (b) Servicer shall fail to perform or observe in any material respect any term, covenant or agreement hereunder on its part to be performed or observed (other than as referred to in clause (a) above) and such failure shall remain unremedied for five days after it has knowledge thereof or has received written notice thereof from the Agent; or

                (c) Any representation or warranty made or deemed to be made by Servicer, any Originator or Seller (or any of their respective officers) under or in connection with any Principal Document (including any Periodic Report or other information or report delivered pursuant hereto) shall prove to have been false or incorrect in any material respect when made or deemed made and shall remain false or incorrect for thirty days after it has knowledge thereof or has received written notice thereof from the Agent; or

                (d) Seller, Sunterra or any Originator shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement or any other Principal Document on its part to be performed or observed and any such failure shall remain unremedied for thirty days after it has knowledge thereof or has received written notice thereof from the Agent; or

                (e) (i) A default shall have occurred in the payment when due (after giving effect to any applicable grace period and the giving of any required notice), whether by acceleration or otherwise, of any Indebtedness (other than any Obligation constituting Indebtedness) of Sunterra in excess of $500,000, or (ii) a default shall occur in the performance or observance of any material obligation or condition with respect to such Indebtedness if the effect of such default described in this clause (ii) is to accelerate the maturity of any such Indebtedness; or

                (f) An Event of Bankruptcy shall have occurred and remain continuing with respect to Seller, Sunterra or any Originator; or

                (g) (i) The sum of the Aggregate Investment and the aggregate Loss Reserves for all Undivided Interests shall at any time exceed the sum of the Net Pool Balance, plus the Principal Collections held in trust for the benefit of the Purchaser in the Collection Account pursuant to Article III, or (ii) the amount of funds in the Reserve Account are less than the Reserve Account Required Amount and such condition shall continue unremedied for five (5) Business Days; or

                (h) As of the last day of any calendar month, the rolling three month average of the Default Ratios shall exceed 3.0%; or

                (i) As of the last day of any calendar month, the Default Ratio shall exceed 4.5%; or

                (j) The Excess Yield for any two consecutive calendar months shall be less than 3.0%; or

                (k) As of the last day of any calendar month the Delinquency Ratio shall exceed 9.0%; or

                (l) (i) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller, any Originator or Sunterra or (ii) the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to
        Section 4068 of ERISA with regard to any of the assets of Seller, Sunterra or such Originator; or

                (m) A Purchase and Sale Termination Event (as defined in the Purchase and Sale Agreement) shall have occurred; or

                (n) A Change in Control shall have occurred; or

                (o) (i) Any Principal Document, or any security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Seller, Servicer or any Originator, or (ii) Seller, Servicer or any Originator shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or (iii) any security interest securing any Obligation shall not attach or shall, in whole or in part, cease to be a perfected first priority security interest, subject only to those exceptions expressly permitted herein; or

                (p) The cessation of, or failure to create, a valid first priority ownership interest of Purchaser, to the extent of the Aggregate Undivided Interest in the Receivables Pool, Related Security, Collections and other security contemplated hereby.

        10.02 Remedies.

                (a) Optional Liquidation. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsection (f) of Section 10.01), the Agent may, by notice to Seller, declare the Commitment Termination Date to have occurred.

                (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event described in subsection (f) of Section 10.01, the Commitment Termination Date shall be deemed to have occurred automatically upon the occurrence of such event; provided, however, that with respect to any proceeding instituted against Seller pursuant to 11 U.S.C. Section 303 (an "Involuntary Federal Proceeding"), the settlement procedures described in Section 3.02(a) shall become applicable upon the commencement of such Proceeding or event and no further Purchases or Reinvestments of Principal Collections shall be made.

                (c) Additional Remedies. Upon any termination of the Commitment pursuant to this Section 10.02, Purchaser and the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the



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

        general applicability of Article XIII hereof, the occurrence of a Liquidation Event shall not deny to Purchaser or the Agent any remedy in addition to termination of the Commitment to which any such Person may be otherwise appropriately entitled, whether at law or in equity.


                                   ARTICLE XI

                                    THE AGENT

        11.01 Authorization and Action. Purchaser hereby appoints SG as its Agent under and for purposes of each Transaction Document, and authorizes the Agent to act on its behalf under each Transaction Document and to exercise such powers hereunder and thereunder as are delegated to the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

        11.02 Exculpation. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement (including, without limitation, the servicing, administering or collecting Receivables pursuant to Section 8.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including internal counsel and counsel for Seller and Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Purchaser or any other holder of any interest in Receivables and shall not be responsible to Purchaser or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Seller, Servicer or any Originator or to inspect the property (including the books and records) of Seller, Servicer or any Originator; (d) shall not be responsible to Purchaser or any other holder of any interest in Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of any Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.



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

        11.03 Agent and Affiliates. SG and any of its Affiliates may accept deposits, lend money to and generally engage in any kind of business with Seller, Sunterra , any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, Sunterra any Originator or any Obligor or any of their respective Affiliates, all as if SG were not the Agent and without any duty to account therefor to Purchaser or any other holder of an interest in Receivables.


                                   ARTICLE XII

                       ASSIGNMENT OF PURCHASER'S INTEREST

        12.01 Restrictions on Assignments.

                (a) None of Sunterra, Seller or Purchaser may assign its rights hereunder or any interest herein without the prior written consent of the Agent, and Purchaser may not assign any Undivided Interest (or portion thereof) to any Person without the prior written consent of Seller (which consent shall not be unreasonably withheld); provided, however, that without the consent of Seller, Purchaser may (i) assign and grant a security interest in any interest in, to and under any Undivided Interest, this Agreement and any other Transaction Documents to the Collateral Agent, and any successor in such capacity, to secure Barton's obligations under or in connection with the Commercial Paper Notes, the Stand-by Purchase Agreement, the Enhancement Agreement and any letter of credit issued thereunder, and certain other obligations of Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder or (ii) assign any interest in, to and under any Undivided Interest to the Banks pursuant to the Stand-by Purchase Agreement, in each case, which assignment and/or grant of a security interest shall not be considered an "assignment" for purposes of Section 12.01(b) or Section 12.03 or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement or (iii) after the occurrence of a Liquidation Event may assign its rights hereunder or any interest in any Undivided Interest to any Person.

                (b) Seller agrees to advise the Agent within five Business Days after notice to Seller of any proposed assignment by Purchaser of any Undivided Interest (or portion thereof), not otherwise permitted under subsection (a) of this Section 12.01, of Seller's consent or non-consent to such assignment. If Seller does not consent to such assignment, Purchaser may upon five days' notice to



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

        Seller assign such Undivided Interest (or portion thereof) to SG, any Bank or any Affiliate of SG or any Bank. All of the aforementioned assignments shall be upon such terms and conditions as Purchaser and the assignee may mutually agree.

        12.02 Rights of Assignee. Upon the assignment by Purchaser of any Undivided Interest (or portion thereof) in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of Purchaser hereunder with respect to such Undivided Interest (or such portion thereof).

        12.03 Evidence of Assignment; Endorsement on Certificate. Any assignment of any Undivided Interest (or portion thereof) to any Person may be evidenced by an instrument of assignment satisfactory to Purchaser, the Agent and the assignee. Purchaser authorizes the Agent to, and the Agent agrees that it shall, endorse the Certificate to reflect any assignments made pursuant to this Article XII or otherwise.

                                  ARTICLE XIII

                                 INDEMNIFICATION

        13.01 Indemnity by Seller.

                (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, Seller hereby agrees to indemnify each of Purchaser, the Agent, the Banks, Enhancement Bank, SG, and each of their respective Affiliates, successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby or the use of proceeds therefrom, including (without limitation) in respect of the ownership or funding of any Undivided Interest or in respect of any Receivable or any Timeshare Loan, excluding, however, (a) Indemnified Amounts that have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) non-payment by any Obligor of an amount due and payable with respect to a Receivable due to the credit of such Obligor (except as otherwise specifically provided in this Agreement), (c) any violation by any



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

        Indemnified Party of any Requirement of Law, or (d) the operations or administration of any Indemnified Party generally. Without limiting the foregoing, Seller agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                        (i) the failure of any Receivable included in the
                calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Periodic Report to be true and correct, or the failure of any other information provided by Seller, Servicer or any Originator with respect to Receivables, Related Security, Collections or any Transaction Document to be true and correct;

                        (ii) the failure of any representation or warranty or
                statement made or deemed made by Seller (or any officer thereof) under or in connection with any Transaction Document to have been true and correct in all respects when made;

                        (iii) the failure by Seller to comply with any
                applicable law, rule or regulation with respect to any Receivable or the related Timeshare Loan, or the nonconformity of any Receivable or the related Timeshare Loan with any such applicable law, rule or regulation;

                        (iv) the failure to vest and maintain vested in
                Purchaser an undivided fractional ownership interest, to the extent of each Undivided Interest owned by it hereunder, in the Pool Receivables and Related Security in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of Purchaser or the Agent, any assignee from Purchaser or the Agent, whether existing at the time of any Purchase or Reinvestment of such Undivided Interest or at any time thereafter;

                        (v) the failure to file, or any delay in filing,
                financing statements, Mortgages, assignments of Mortgage or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables, Timeshare Loans or Related Security in the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

                        (vi) any dispute, claim, offset or defense (other than
                discharge in bankruptcy) of the Obligor to the payment of any Receivable or related Timeshare Loan in the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Timeshare Loan, Mortgage or Right-to-Use Agreement not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms); except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                        (vii) any failure of Sunterra, as Servicer or otherwise,
                to perform its duties or obligations in accordance with the provisions of Article VIII, or any failure of Seller to perform its duties or obligations in accordance with the applicable provisions of the Transaction Documents;

                        (viii) any claim involving environmental liability that
                arises out of or relates to Vacation Interest Property that is the subject of any Receivable or the Related Security;

                        (ix) any tax (other than income tax) or governmental fee
                or charge, and all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Undivided Interest, or any other interest in the Receivables or in the related Vacation Interest; or

                        (x) any commingling of funds to which the Agent or the
                Purchaser is entitled hereunder with any other funds.

                (b) Indemnity by Sunterra. Without limiting any other rights which any such person may have hereunder under applicable law, Sunterra hereby agrees to indemnify each Indemnified Party, forthwith on demand(to the extent such indemnification has not been provided by the Seller pursuant to clause(a) of this Section 13.01 or any Originator pursuant to a Sale Agreement), from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to:

                        (i) the failure of any Receivable included in the
                calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Periodic Report to be true and correct, or the failure of any other information provided by Sunterra with respect to Receivables, Related Security, Collections or any Transaction Document to be true and correct;

                        (ii) the failure of any representation or warranty or
                statement made or deemed made, pursuant to Section 5.02, by Sunterra (or any of its officers) under or in connection with any Transaction Document to have been true and correct in all respects when made;

                        (iii) the failure by Sunterra, in its capacity as
                Servicer, to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Pool Receivable or other related Mortgage Loan and Related Security;

                        (iv) any failure of Sunterra to perform its duties,
                covenants and obligations in accordance with the applicable provisions of the Transaction Documents;


                        (v) the failure to vest and maintain vested in Purchaser
                an undivided fractional ownership interest, to the extent of each Undivided Interest owned by it hereunder, in the Pool Receivables in the Receivables Pool, free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of Purchaser or the Agent, any assignee from Purchaser or the Agent, whether existing at the time of any Purchase or Reinvestment of such Undivided Interest or at any time thereafter; or

                        (vi) the failure to file, or any delay in filing,
                financing statements, Mortgages, assignments of Mortgage or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables, Timeshare Loans or Related Security in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter.

                (c) Contribution. If for any reason the indemnification provided above in this Section 13.01 is



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

        unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller or Sunterra or both, as applicable, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and Seller or Sunterra or both, as applicable, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.


                                   ARTICLE XIV

                                  MISCELLANEOUS

        14.01 Amendments, etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Seller or Servicer therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, Servicer, Purchaser and the Agent (with respect to an amendment) or (b) Purchaser and the Agent (with respect to a waiver or consent by them) or Seller or Servicer (as applicable) (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        14.02 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by overnight courier, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages of this Agreement (or the Purchase and Sale Agreement) or at such other address or facsimile number as shall be designated by such party in a written notice given to the other parties hereto in accordance with this
Section 14.02. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier unless sooner received by the addressee, (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Article I shall not be effective until received.

        14.03 No Waiver; Remedies. No failure on the part of the Agent, any Affected Party, any Indemnified Party, Purchaser or any other holder of any Undivided Interest to exercise, and no delay in exercising, any right hereunder shall operate as a



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

waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, SG is hereby authorized by Seller and Sunterra at any time and from time to time after the occurrence and during the continuance of a Liquidation Event, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, SG and such Bank to or for the credit or the account of Seller or Sunterra, against any Obligation (including, if a Liquidation Period has occurred and is continuing, all Obligations with respect to the then current Settlement Period that are not yet due and payable) now or hereafter existing under this Agreement, to the Agent, any Affected Party, any Indemnified Party or Purchaser, or their respective successors and assigns.

        14.04 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Seller, Servicer, Purchaser, the Agent and their respective successors and assigns, and the provisions of Section 4.02 and
Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, that nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, as all Undivided Interests shall have been reduced to zero and all Obligations shall have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by Seller or Sunterra pursuant to Article VI and the indemnification and payment provisions of Article XIII and Sections 4.02, 14.05 and 14.06 shall be continuing and shall survive any termination of this Agreement.

        14.05 Costs, Expenses and Taxes.

        In addition to its obligations under Article XIII, Seller agrees to pay on demand:

                        (i) all costs and expenses (including, without
                limitation, the reasonable fees and expenses of counsel of Purchaser, the Agent, SG and their respective Affiliates in connection with (A) the preparation, execution and delivery of this Agreement, the other Transaction Documents and the Stand-by Purchase Agreement (and, in each case, all related certificates and other documents), (B) the preparation, execution



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

                and delivery of any waiver, amendment or other modification to this Agreement, the Stand-by Purchase Agreement any of the Transaction Documents, and, in each case, all related certificates and other documents, and (C) the enforcement of this Agreement, the Certificate and the other Transaction Documents or any claim of breach of contract, breach of warranty or any other breach of this Agreement, the Certificate or any of the other Transaction Documents or any tort claim relating to any of the foregoing; and

                        (ii) all stamp and other similar taxes and fees payable
                or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificate or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

        14.06 No Proceedings. Each of Seller, Sunterra and SG (individually and as the Agent) hereby agrees that it will not institute against Purchaser, or join any other Person in instituting against Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

        14.07 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

        14.08 Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior and contemporaneous expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior and contemporaneous oral or written understandings.



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        14.09 Confidentiality. Unless otherwise required by applicable law, each of the Seller and Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (including all drafts hereof and thereof and all exhibits, schedules, annexes and attachments hereto and thereto) in communications with third parties and otherwise; provided that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent and (b) the Seller's legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by applicable law, each of the Agent and the Purchaser agrees to maintain the confidentiality of all information regarding Sunterra and its Subsidiaries; provided that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to Sunterra, (ii) legal counsel and auditors of the Purchaser or the Agent if they agree to hold it confidential, (iii) the rating agencies rating the Commercial Paper Notes to the extent such information relates to the Receivables Pool or the transactions contemplated by this Agreement, or if not so related, upon obtaining the prior consent of Sunterra (such consent not to be unreasonably withheld), (iv) any Bank or Enhancement Bank or potential Bank or Enhancement Bank to the extent such information relates to the Receivables Pool or the transactions contemplated by this Agreement, or if not so related, upon obtaining the prior written consent of Sunterra (such consent not to be unreasonably withheld), (v) any placement agent placing the Commercial Paper Notes, and (vi) any regulatory authorities having jurisdiction over SG, the Purchaser, any Enhancement Bank or any Bank.

        14.10 Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

        14.11 Waiver of Jury Trial. EACH OF THE SELLER, SUNTERRA, THE AGENT AND THE PURCHASER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE CERTIFICATE, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE CERTIFICATE OR ANY OTHER TRANSACTION DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

        14.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        BLUE BISON FUNDING CORP.

                                        By: /s/ DEWEY W. CHAMBERS
                                           -------------------------------------

                                        Name: Dewey W. Chambers
                                             -----------------------------------

                                        Title: Vice President
                                              ----------------------------------


                                        1781 Park Center Drive
                                        Orlando, Florida 32835
                                        Telephone No.: 407/532-1000
                                        Facsimile: 407/532-1075
                                        Attention: General Counsel


                                        SUNTERRA CORPORATION,
                                          as initial Servicer


                                        By: /s/ DEWEY W. CHAMBERS
                                           -------------------------------------

                                        Name: Dewey W. Chambers
                                             -----------------------------------

                                        Title: Vice President
                                              ----------------------------------


                                        1781 Park Center Drive
                                        Orlando, Florida 32835
                                        Telephone No.: 407/532-1000
                                        Facsimile: 407/532-1075
                                        Attention: General Counsel


                                        BARTON CAPITAL CORPORATION,
                                          as Purchaser

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        c/o AMACAR Group, L.L.C.
                                        6707-D Fairview Road
                                        Charlotte, North Carolina 28210
                                        Telephone No.:  (704) 365-0569
                                        Facsimile No.:  (704) 365-1362
                                        Attention:  Douglas K. Johnson



                                      S-1         Receivables Purchase Agreement

                                        SOCIETE GENERALE,
                                          as the Agent


                                        By: Avi R. Oster
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title: Director
                                              ----------------------------------


                                        By: Larry Bowman
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title: Director
                                              ----------------------------------

                                        181 West Madison Street
                                        Suite 3400
                                        Chicago, Illinois 60602
                                        Telephone No.:  (312) 578-5000
                                        Facsimile No.:  (312) 578-5099
                                        Attention:  Asset Securitization Group



                                      S-2         Receivables Purchase Agreement

                                   APPENDIX A

                                   DEFINITIONS


        This is Appendix A to (i) the Purchase and Sale Agreement (as hereinafter defined) and (ii) the Receivables Purchase Agreement, dated as of December 17, 1998, among BLUE BISON FUNDING CORP., SUNTERRA CORPORATION, BARTON CAPITAL CORPORATION and SOCIETE GENERALE, as Agent (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement").

        A. Defined Terms. As used in the Purchase and Sale Agreement or the Receivables Purchase Agreement, as the case may be (unless the context clearly requires a different meaning), the following terms have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Account Agreements" means the Reserve Account Agreement and the Collection Account Agreement.

        "Account Banks" means the Lockbox Banks, the Collection Account Bank and the Reserve Account Bank.

        "Accounts" means the Lockbox Accounts, the Collection Account and the Reserve Account.

        "Adverse Claim" means a lien, security interest, charge, encumbrance, or similar claim of any Person.

        "Affected Party" means each of Purchaser, the Agent, each Bank, any permitted assignee of Purchaser or any Bank, Enhancement Bank, and any assignee of any of Enhancement Bank or SG.

        "Affiliate" when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person.

        "Affiliated Obligor" means an Obligor that is an Affiliate of another Obligor.

        "Agent" has the meaning set forth in the preamble to the Receivables Purchase Agreement.

        "Agent's Account" means that certain account #0154644 maintained at Societe Generale, Chicago, Illinois which account shall be in the name and under the exclusive dominion and control of the Agent.

        "Aggregate Investment" at any time means the aggregate Dollar amount of all Investments outstanding at such time.

        "Aggregate Undivided Interest" means, at any time, the sum of all of the Undivided Interests owned by Purchaser at such time.

        "Aggregate Undivided Interest Limit" has the meaning set forth in
Section 1.02(b) of the Receivables Purchase Agreement.

        "Agreement" means the Receivables Purchase Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

        "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

                (a) the rate of interest most recently announced by SG at its branch office in New York, New York as its reference rate; and

                (b) the Federal Funds Rate most recently determined by SG plus 1.0% per annum.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by SG in connection with extensions of credit.

        "Bank" means any one of, and "Banks" means all of, SG and the other commercial lending institutions that are at any time parties to the Stand-by Purchase Agreement.

        "Bank Rate" for any Yield Period for the related Undivided Interest means an interest rate per annum equal to the greater of (i) the sum of (a) 1.75% per annum, plus (b) the LIBOR Rate (Reserve Adjusted) for such Yield Period and (ii) the sum of (a) 0.25% per annum, plus (b) Sunterra's maximum non-default borrowing rate under the Bank Revolver; provided, however, that if the Earned Return for any Undivided Interest shall have been calculated by reference to the Bank Rate for a period of three years as a result of non-availability of the Commercial Paper Rate, then the rate calculated pursuant to clauses (i) and (ii) above shall be increased by 0.50% at the end of such three year period and on each anniversary thereafter; provided, further, that
(A) with respect to the rate described in clause (i) above if (x) it shall become unlawful for the Agent, any Bank or Enhancement Bank to obtain funds in the offshore interbank eurodollar market in order to fund any Purchase or to maintain any Undivided Interest, or if such funds shall not be reasonably available to the Agent, any Bank or Enhancement Bank, or (y) there shall not be time prior to commencement of an applicable

Yield Period to determine a LIBOR Rate in accordance with its terms, or (B) if the Seller shall have so requested, then the "Bank Rate" for any Yield Period for such Undivided Interest shall be equal to the Alternate Base Rate.

        "Bank Revolver" means that certain Credit Agreement entered into on February 18, 1998, among Signature Resorts, Inc., certain lenders party thereto, NationsBank of Texas, N.A., as administrative lender and SG, as documentation agent, as amended from time to time.

        "Barton" means Barton Capital Corporation, a Delaware corporation.

        "Business Day" means a day on which both (a) the Agent is open for business at its principal office in Chicago, Illinois and (b) commercial banks in New York City are not authorized or required to be closed for business.

        "Capital Lease" means any lease that, in accordance with GAAP, would be deemed a capital lease.

        "Certificate" means a certificate of assignment, by Seller to the Agent, in the form of Exhibit 5.01(a) to the Receivables Purchase Agreement, evidencing each Undivided Interest owned by Purchaser or an assignee thereof, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the Receivables Purchase Agreement.

        "Change in Control" means (a) Sunterra or any Affiliate thereof shall fail to own one hundred percent (100%) of the issued and outstanding shares of capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of Seller or (b) the occurrence of any of the following events after the Closing Date: (A) any Person or Persons acting together which would constitute a group (a "Group") for purposes of
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto, other than the Group whose nominees constitute a majority of the board of directors of Sunterra as of the close of business on the Closing Date, together with any Affiliates or thereof, shall beneficially own (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act or any successor provision thereto) at least 30% of the aggregate voting power of all classes of capital stock of Sunterra entitled to vote generally in the election of directors of Sunterra; or (B) any Person or Group, other than any Person whose nominees constitute a majority of the board of directors of Sunterra as of the close of business on the Closing Date, together with any Affiliates thereof, shall succeed in having sufficient of its or their nominees elected to the board of directors of Sunterra, such that such nominees, when added to any existing director remaining on the board of directors of Sunterra after such election which is an Affiliate of such Group shall constitute a majority of the board of directors of Sunterra.

        "Closing Date" means the date of the initial Purchase under the Receivables Purchase Agreement.

        "Collateral Agent" means SG in its capacity as collateral agent under the Security Agreement, dated as of December 6, 1991, as amended as of August 1, 1993, as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time between SG and Barton.

        "Collection Account" means that certain bank account with the number, and maintained at the location, set forth on Schedule 6.01(n) to the Receivables Purchase Agreement, which is (i) in Seller's name, and (ii) pledged on a first-priority basis to Purchaser pursuant to Section 9.01 of the Receivables Purchase Agreement.

        "Collections" means, with respect to any Pool Receivable and the related Timeshare Loan, all funds that either are (a) received by Sunterra, Servicer or Seller, from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, principal, finance charges, late fees, interest and all other amounts and charges) in respect of such Pool Receivable and the related Timeshare Loan, (b) applied to such amounts owed by such Obligors (including, without limitation, insurance payments (including any payments in respect of a title insurance policy) or proceeds on account of any casualty loss with respect to the related Vacation Interest and net proceeds of sale, liquidation or other compulsory disposition of the related Vacation Interest or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and the related Timeshare Loan,
(c) received from the counterparty pursuant to the Interest Rate Protection Agreement or (d) received from the purchaser of any sale of any Receivable and the related Timeshare Loan, including pursuant to Section 7.03(a).

        "Collection Account Agreement" means an agreement, substantially in the form of Exhibit 5.01(h)(ii) to the Receivables Purchase Agreement, among Seller, Sunterra, the Agent and the Collection Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Receivables Purchase Agreement.

        "Collection Account Bank" means the bank holding the Collection Account.

        "Commercial Paper Notes" means short-term promissory notes issued or to be issued by Purchaser to fund its investments in accounts receivable or other financial assets.

        "Commercial Paper Rate" for any Yield Period for the related Undivided Interest means a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates per annum (determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates)) at which Commercial Paper Notes having a term equal to such Yield Period and to be issued to fund the Purchase of or to maintain such Undivided Interest (or portion thereof) by Barton (including, without limitation, the Investment and accrued and unpaid Earned Return) may be sold by any placement agent or commercial paper dealer selected by the Agent, as agreed between each such agent or dealer and the Agent, plus (ii) the commissions and other charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes expressed as a percentage of the face amount of such Commercial Paper Notes and converted to an interest-bearing equivalent rate per annum.

        "Commitment" has the meaning set forth in Section 1.01 of the Receivables Purchase Agreement.

        "Commitment Termination Date" has the meaning set forth in Section 1.05 of the Receivables Purchase Agreement.

        "Company Note" has the meaning set forth in Section 3.2 of the Purchase and Sale Agreement.

        "Conditions Precedent" and "Condition Precedent" have the meanings set forth in Section 5.02 of the Receivables Purchase Agreement.

        "Credit and Collection Policy" means those credit and collection policies and practices relating to Timeshare Loans and Receivables of Sunterra and the Originators described in Schedule 7.01(f) to the Receivables Purchase Agreement, as modified without violating Section 7.03(c) of the Receivables Purchase Agreement.

        "Custodial Agreement" means the Custody Agreement, dated as of December 17, 1998, among Seller, Purchaser and the Custodian, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

        "Custodian" means LaSalle National Bank, a national bank, acting in its capacity as Custodian under the Custodial Agreement, and any successor thereto thereunder.

        "Default Rate" means the Alternate Base Rate, plus 2.5% per annum.

        "Default Ratio" means twelve times the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (x) the aggregate Unpaid Balance of all Principal Receivables that became Defaulted Receivables during such calendar month by (y) the Net Pool Balance on such day.

        "Defaulted Receivable" means without duplication, a Receivable: (a) as to which payment (other than any late payment fee), or any part thereof remains unpaid for more than 120 days after the original due date for such payment, (b) with regard to the Obligor of which a matured or unmatured Event of Bankruptcy has occurred, (c) which has been written off as uncollectible by Servicer or which, consistent with the Credit and Collection Policy, should be written off as uncollectible by Servicer or, (d) which has been accelerated and with respect to which foreclosure or sale proceedings have been instituted and are continuing.

        "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month, by dividing (a) the aggregate Unpaid Balance of all Principal Receivables that were Delinquent Receivables on such day, by (b) the Net Pool Balance on such day.

        "Delinquent Receivable" means a Receivable, other than a Defaulted Receivable, (a) as to which any payment (other than any late payment fee) or part thereof remains unpaid for at least 60 days from the original due date for such payment or (b) which, consistent with the Credit and Collection Policy, should be classified as a Delinquent Receivable.

        "Dividend" means any dividend or distribution (in cash, property or obligations) on any shares of any class of Seller's capital stock or any warrants, options or other rights with respect to shares of any class of Seller's capital stock.

        "Dollars" means dollars in lawful money of the United States of America.

        "Earned Return" for any Undivided Interest for each day in a particular Yield Period means an amount determined as follows:

        ER  =    I x PR x 1/360;

        provided, however, that if, pursuant to the definition of "Purchaser Rate", different Purchaser Rates would apply to different portions of an Undivided Interest, then Earned Return shall be calculated separately with respect to each such portion, and the Earned Return shall be the sum of the Earned Return so calculated for such portions;

        where:

        ER  =    Earned Return for such Undivided Interest (or such portion)
                 accrued on such day;

        I   =    the Investment in such Undivided Interest (or such portion)
                 on such day, as determined pursuant to Section 2.02; and

        PR  =     the Purchaser Rate for such Undivided Interest (or such
                  portion) on such day.

        No provision of this Agreement shall require the payment or permit the collection of Earned Return in excess of the maximum permitted by applicable law. If at any time a distribution of any portion of Collections is rescinded or must otherwise be returned for any reason, Earned Return for any Undivided Interest shall not be considered paid to the extent of such rescission or return.

        "Eligible Receivable" means, at any time, a Pool Receivable:

                (a) the Obligor of which (i) is a United States resident; (provided, that up to 10% of the Net Pool Balance may, at any time, consist of otherwise Eligible Receivables the Obligors' of which are not United States residents); (ii) is not a government or a governmental subdivision, Affiliate or agency; and (iii) is not an Affiliate of Sunterra, Seller or any Affiliate thereof;

                (b) that is denominated and payable only in U.S. dollars in the United States;

                (c) the maturity of which is not greater than 121 months from the date that the first payment on such Receivable is due;

                (d) that arises as a result of a duly authorized Timeshare Loan made by Sunterra or any Originator to an Obligor for the purchase of a Vacation Interest in the ordinary course of Sunterra's or such Originator's business, and that is, together with the related Mortgage Note or Right-to-Use Agreement, as applicable, in full force and effect and a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and is not subject to any dispute, right of setoff, recoupment, counterclaim, or defense of any kind, whether arising out of transactions concerning such Receivable or otherwise, and no such right has been asserted with respect thereto;

                (e) that has not been satisfied, cancelled, rescinded or subordinated, in whole or in part, and no instrument has been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

                (f) as to which all of the related Loan Documents are in the possession of the Custodian;

                (g) that satisfies all applicable requirements of the Credit and Collection Policy;

                (h) that, together with the Timeshare Loan related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to sales of timeshare estates, usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Timeshare Loan related thereto is in violation of any such law, rule or regulation if such violation would impair the collectibility of such Receivable;

                (i) that is required to be paid in level monthly installments, designed to fully amortize the principal amount of the related Timeshare Loan over the scheduled term of such Timeshare Loan and bears simple interest at a fixed rate for the life of such Timeshare Loan at least equal to 12%;

                (j) as to which the Seller owns full legal and equitable title to such Receivable and the related Timeshare Loan, free and clear of any Adverse Claims, and that together with the related Note and Related Security therefor is freely assignable (including without any consent of the related Obligor);

                (k) (A) if such Pool Receivable is related to a Mortgage Loan, such Mortgage Loan is secured by a first mortgage or deed of trust on the related Vacation Interest and such Mortgage has been duly filed and recorded with all appropriate government authorities in all jurisdictions in which such Mortgage is required to be filed and recorded to create a valid, binding and enforceable first lien on the related Vacation Interest and such Mortgage creates a valid, binding and enforceable first lien on the related Vacation Interest, subject only to Permitted Encumbrances, and (B) if such Pool Receivable is related to a Membership Loan, such Membership Loan is secured, pursuant to a Right-to-Use Agreement, by a membership interest in a Vacation Club and a UCC financing statement in connection with such Right-to-Use Agreement has been duly filed and recorded with all appropriate government authorities in all jurisdictions in which such financing statement is required to be filed and recorded to create a valid, binding and enforceable first priority perfected security interest on the related Vacation Interest and such financing statement together with such Right-to-Use Agreement creates a valid, binding and enforceable first priority perfected security interest on the related Vacation Interest, subject only to Permitted Encumbrances;

                (l) as to which the Purchaser shall have a valid and enforceable undivided ownership or security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claims except, in the case of Related Security constituting a Mortgage on the related Vacation Interest, for Permitted Encumbrances;

                (m) that is not a Defaulted Receivable or a Delinquent
        Receivable;

                (n) the related Obligor of which has timely made at least one payment due thereon (or, in the case of a Receivable related to an Upgraded Loan, on the original Timeshare Loan being upgraded);

                (o) the Unpaid Balance of which when combined with the Unpaid Balance of all other Eligible Receivables included in the Receivables Pool related to the Timeshare Loans made to finance the purchase of Vacation Interests at any one Vacation Ownership Resort does not exceed 25% of the Net Pool Balance;

                (p) with respect to which (i) if related to a Mortgage Loan, the related Mortgage Notes, contracts, documents and other agreements (including, subject to the proviso to paragraph (r) below, the related title insurance policy) and (ii) if related to a Membership Loan, the related Note and Right-to-Use Agreement have been duly executed and delivered or issued in accordance with the terms thereof;

                (q) the Unpaid Balance of which, when added to the aggregate Unpaid Balance of all Pool Receivables payable by the related Obligor does not exceed $50,000;

                (r) if related to a Mortgage Loan the related Mortgage of which, is covered by a form of lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the related Vacation Interest is located, insuring the related Originator and its successors and assigns, as to the first priority Lien of the related Mortgage in an amount equal to the original principal balance of the related Mortgage Loan and (i) such lender's title insurance policy is in full force and effect, (ii) no claims have been made under such lender's title insurance policy and (iii) no prior holder of such Mortgage Loan, including the Seller or any Originator, has done or omitted to do anything which would impair the coverage of such lender's title insurance policy; provided, however, that up to 5% of the Net Pool Balance may consist of otherwise Eligible Receivables for which title insurance policies covering the related Mortgage have not yet been issued, so long as a commitment to issue such title insurance policies exists at the time such Receivables are generated and such title insurance policies are issued within 60 days from the date thereof;

                (s) with respect to any Membership Loan, the Unpaid Balance of which, when added to the aggregate Unpaid Balance of all Pool Receivables related to Membership Loans does not exceed an amount to be determined at the sole discretion of the Agent;

                (t) which with respect to any Membership Loan, the Purchaser shall have approved in writing, in its sole and absolute discretion, the inclusion of such Membership Loan and the Purchaser shall have received such additional certificates, opinions and forms of Loan Documents related to such Membership Loan, as the Purchasers may reasonably request; and

                (u) the Unpaid Balance of which, when combined with the Unpaid Balance of all other Eligible Receivables included in the Receivables Pool that are part of the same Market Area, does not exceed (i) in the case of each of the Williamsburg Market Area and the Orlando Market Area, 40% of the Net Pool Balance; and (ii) in the case of the Greater Phoenix Market Area, 30% of the Net Pool Balance.

        "Enhancement Agreement" means and includes (a) the Enhancement Agreement, dated as of December 6, 1991, as amended as of August 1, 1993, between Barton and SG and (b) any other agreement (other than the Stand-by Purchase Agreement) hereafter entered into by Barton providing for the issuance of one or more letters of credit for the account of Barton, the making of loans to Barton or any other extensions of credit to or for the account of Barton to support all or any part of Barton's payment obligations under its Commercial Paper Notes or to provide an alternate means of funding Barton's investments in accounts receivable or other financial assets, in each case as amended, supplemented or otherwise modified from time to time.

        "Enhancement Bank" means and includes SG, as lender to Barton and as issuer of a letter of credit for Barton's account, under the Enhancement Agreement, and any other or additional bank or other financial institution now or hereafter extending credit or having a commitment to extend credit to or for the account of Barton under the Enhancement Agreement.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with any regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "Eurodollar Reserve Percentage" means, with respect to any Yield Period, the then applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D.

        "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

        "Excess Yield" means the annualized percentage equivalent of a fraction (computed as of the last day of each calendar month), the numerator of which is the excess of (x) all Finance Charge Collections received and applied during such calendar month over (y) the sum of the Servicing Fee, the Earned Returns for all Undivided Interests, all Fees accrued during such calendar month and the aggregate Unpaid Balance of all Principal Receivables that became Defaulted Receivables during such calendar month, and the denominator of which is the average aggregate Unpaid Balance of the Principal Receivables during such calendar month.

        "Facility Limit" has the meaning set forth in Section 1.02(a) of the Receivables Purchase Agreement.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to

                (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by SG from three federal funds brokers of recognized standing selected by it.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.



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        "Fee Letter" has the meaning set forth in Section 4.01 of the
Receivables Purchaser Agreement.

        "Fees" means all fees payable pursuant to the Fee Letter.

        "Finance Charge Collection" means, at any time, any Collections in respect of a Finance Charge Receivable.

        "Finance Charge Receivable" means, with respect to any Receivable and the related Timeshare Loan, at any time, the amount of accrued and unpaid interest, finance charges, late charges and other fees and charges with respect to such Timeshare Loan.

        "Financial Officer" has the meaning set forth in Section 7.02(a) of the Receivables Purchase Agreement.

        "Funding Date" means each date the Seller purchases Receivables from Sunterra pursuant to the Purchase and Sale Agreement.

        "GAAP" means generally accepted accounting principles in the United States.

        "Greater Phoenix Market Area" has the meaning set forth on Schedule B to the Receivables Purchase Agreement.

        "Guaranty" means any agreement, undertaking or arrangement by which any Person guarantees, endorses, agrees to purchase or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.

        "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement, any qualification or exception to such opinion or certification:

                (i) which is of a "going concern" or similar nature; or

                (ii) which relates to the limited scope of examination of matters relevant to such financial statement (other than any standard qualification of such nature).



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        "Indebtedness" means, with respect to any Person, at the time any determination is to be made, without duplication (i) all Indebtedness for Money Borrowed of that Person, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet of that Person in conformity with GAAP, (iii) notes payable of that Person and drafts accepted by that Person representing extensions of credit whether or not representing obligations for borrowed money, (iv) all indebtedness secured by any Adverse Claim on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (v) all Guaranties of that Person and (vi) the deferred purchase price of assets or services which in accordance with GAAP would be shown as a liability on the balance sheet of such Person.

        "Indebtedness for Money Borrowed" means, with respect to any Person, at the time any determination is to be made (i) all Indebtedness of such Person, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities) or the making available of credit or funds to or on behalf of another Person, (ii) all Indebtedness of such Person issued, incurred or assumed in respect of the purchase price of property and
(iii) all Capital Leases of such Person.

        "Indemnified Amounts" has the meaning set forth in Section 13.01 of the Receivables Purchase Agreement.

        "Indemnified Party" has the meaning set forth in Section 13.01 of the Receivables Purchase Agreement.

        "Independent Director" has the meaning set forth in Section 7.01(h)(ii) of the Receivables Purchase Agreement.

        "Initial Closing Date" means the date on which the first purchases under the Purchase and Sale Agreement shall occur.

        "Interest Rate Protection Agreement" means the Rate Cap Transaction letter agreement dated as of December 17, 1998, between the Seller and SG, as amended, amended and restated or otherwise modified from time to time.

        "Investment" has the meaning set forth in Section 2.02 of the Receivables Purchase Agreement.

        "Involuntary Federal Proceeding" has the meaning set forth in Section 10.02(b) of the Receivables Purchase Agreement.



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        "LIBOR Rate (Reserve Adjusted)" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                    LIBOR Rate      =      LIBOR Rate
                                           ------------
                  (Reserve Adjusted)       1-Eurodollar
                                           Reserve Percentage

        where:

        "LIBOR Rate" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), the rate per annum at which Dollar deposits in immediately available funds are offered to the LIBOR Office of the Agent two LIBOR Business Days prior to the beginning of such period by prime banks in the interbank eurodollar market at or about 10:00 a.m., London time for delivery on the first day of such Yield Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the related Investment in such Undivided Interest (or such portion) for such Yield Period.

        "LIBOR Business Day" means a day (i) on which dealings in Dollars are carried on in the eurodollar interbank market of the Agent's LIBOR Office and
(ii) which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized to be closed in New York.

        "LIBOR Office" shall mean such office or offices through which the Agent determines the LIBOR Rate. A LIBOR Office of the Agent may be, at the option of the Agent, either a domestic or foreign office.

        "Liquidation Commencement Date" means, in the event a Condition Precedent is not satisfied, the date designated by notice from the Agent to Seller.

        "Liquidation Day" for any Undivided Interest means any of (a) each day which occurs on or after the Liquidation Commencement Date and on or before the Liquidation Termination Date, if any, (b) each day which occurs on or after the Commitment Termination Date, or (c) each day which occurs on or after the day Seller shall have given written notice to the Agent that it no longer wishes to sell Undivided Interests to Purchaser.

        "Liquidation Event" has the meaning set forth in Section 10.01 of the Receivables Purchase Agreement.



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

        "Liquidation Period" means one or more successive Liquidation Days.

        "Liquidation Termination Date" means the date, if any, that occurs after a Liquidation Commencement Date and is designated as the "Liquidation Termination Date" by the Agent (in its sole discretion) on at least one Business Day's notice to Seller.

        "Loan Documents" means with respect to each Timeshare Loan:

                (i) an original Note, executed by the Obligor for such Timeshare Loan, endorsed in blank (either directly on the Note or on an allonge affixed thereto), by an authorized officer of Seller and showing a complete chain of endorsements from the original payee of the Note to the Purchaser.

                "Pay to the order of ______________, without recourse",

                  or if an original Note is not available, a copy thereof endorsed as described above and accompanied by an original executed lost note affidavit;

                (ii) (A) in the case of a Mortgage Loan an original Mortgage (or a copy thereof) certified (which may be a blanket certification) by (x) the public recording office, if available on the date of creation or (y) by an authorized officer of the Seller or applicable Originator) with evidence that such Mortgage has been recorded in the appropriate recording office and (B) in the case of a Membership Loan, an original Right-to-Use Agreement (or copy thereof) certified by an authorized officer of the Seller with evidence that the appropriate financing statements have been file in the appropriate filing offices;

                (iii) (A) in the case of a Mortgage Loan an original assignment of the Mortgage (which may be a part of a blanket assignment of more than one Mortgage Loan), from the Seller to the Purchaser, in recordable form but unrecorded, signed by an authorized officer of Seller and (B) in the case of a Membership Loan, an original assignment of the UCC financing Statement (which may be a part of a blanket assignment of more than one Membership Loan) from the seller to the Purchaser, in recordable form but unrecorded, signed by an authorized officer of the Seller;

                (iv) in the case of a Mortgage Loan, an original lender's title insurance policy or master policy referencing such Mortgage Loan;

                (v) an original of each guarantee, assumption, modification or substitution agreement, if any, which relates to the related Timeshare Loan (or a copy thereof certified by an authorized officer of the Seller to be a true and correct copy of such guarantee, assumption, modification or substitution agreement); and

                (vi) any amendments or modifications to any of the documents referred to in clauses (i) through (v) above.

        "Lockbox Accounts" means those certain bank accounts with the numbers, and maintained at those certain locations, set forth on Schedule 6.01(n) to the Receivables Purchase Agreement, each of which is pledged on a first-priority basis to Purchaser pursuant to Section 9.01 of the Receivables Purchase Agreement; and any bank account that is hereafter created in accordance with, and to perform the function contemplated for "Lockbox Accounts" in, the Receivables Purchase Agreement.

        "Lockbox Bank" means any of the banks holding one or more Lockbox Accounts for receiving Collections from Receivables.

        "Loss Reserve" has the meaning set forth in Section 2.04 of the Receivables Purchase Agreement.

        "Loss Reserve Percentage" has the meaning set forth in Section 2.04 of the Receivables Purchase Agreement.

        "Market Area" means each of the groups of Vacation Ownership Resorts listed on Schedule B to the Receivables Purchase Agreement and designated as either the Williamsburg Market Area, the Orlando Market Area or the Greater Phoenix Market Area.

        "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

                (i) the assets, operations, business or financial condition of Seller, Servicer or any Originator, as applicable; or

                (ii) the ability of Servicer, Seller or any Originator, as applicable, to perform its obligations under the Receivables Purchase Agreement or any other Transaction Document or the performance of any such obligations; or

                (iii) the validity or enforceability of, or collectibility of amounts payable under, the Receivables Purchase Agreement or any other Transaction Document; or

                (iv) the status, existence, perfection or priority of Purchaser's interest in the Receivables, including Purchaser's unencumbered first priority interest therein.

        "Membership Loan" means a loan evidenced by a Note and secured, pursuant to a Right-to-Use Agreement, by a membership interest in a Vacation Club which hold unencumbered fee title (or a long-term lease) to the related Vacation Ownership Resorts.

        "Month End Date" means the last day of each calendar month.

        "Moody's" means Moody's Investors Service, Inc.

        "Mortgage" means a mortgage, deed of trust, deed to secured debt or other similar instrument securing a Mortgage Note.

        "Mortgage Loan" means a loan that is secured by a Mortgage on a timeshare fee estate in real property at any Vacation Ownership Resort.

        "Mortgage Note" means, with respect to a Mortgage Loan, a promissory note evidencing the indebtedness in respect of such Mortgage Loan.

        "Net Pool Balance" has the meaning set forth in Section 2.03 of the Receivables Purchase Agreement.

        "Note" means (a) with respect to a Mortgage Loan, the Mortgage Note and
(b) with respect to a Membership Loan, the original note or other instrument of indebtedness evidencing such Membership Loan.

        "Obligations" means (i) all obligations of Seller, Servicer and each Originator to Purchaser, the Agent, and their respective successors, permitted transferees and assigns, arising in connection with the Transaction Documents, and (ii) all obligations of Seller, Servicer and each Originator to any Indemnified Party arising out of Section 13.01 of the Receivables Purchase Agreement, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

        "Obligor" means with respect to any Receivable, the Person obligated to make payments pursuant to the Timeshare Loan relating to such Receivable.

        "Officer's Certificate" means a certificate from a Person signed by an authorized officer of such Person.

        "Originator" has the meaning set forth in each Sale Agreement.




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

        "Originator Note Assignment" means, the Note assignment, by Sunterra to Seller, in the form of Exhibit A to the Purchase and Sale Agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the Purchase and Sale Agreement.

        "Orlando Market Area" has the meaning set forth on Schedule B to the Receivables Purchase Agreement.

        "Periodic Report" means a report in substantially the form of Exhibit 3.05(a) to the Receivables Purchase Agreement.

        "Permitted Encumbrances" means, with respect to a Mortgage Loan as to any Vacation Interest subject to a Mortgage, (i) those liens and encumbrances set forth in the related title insurance policy and (ii) those liens and encumbrances arising subsequent to the date of such insurance policy which are typically acceptable to institutional lenders making timeshare loans and which do not materially interfere with the benefits of the security intended to be provided by the applicable Mortgage.

        "Permitted Investments" means:

                (i) marketable obligations issued or directly and fully guaranteed or insured as to full and timely payment by the United States government or any agency or instrumentality thereof when such marketable obligations are backed by the full faith and credit of the United States government, but excluding any securities which are derivatives of such obligations or any such obligations that are subject to a call or prepayment prior to their maturity;

                (ii) time deposits, bankers' acceptances and certificates of deposit of any domestic commercial bank or any United States branch or agency of a foreign commercial bank which (x) has capital, surplus and undivided profits in excess of $100,000,000 and which has a commercial paper or certificate of deposit rating meeting the requirements specified in clause (iii) below (or equivalent long-term rating) or (y) is set forth in a list (which may be updated from time to time) (A) approved by the Agent and (B) with respect to which a written statement has been obtained from each of Moody's and S&P to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

                (iii) commercial paper which is (x) rated at least as high as the Commercial Paper Notes by Moody's and S&P, or (y) set forth in a list (which may be updated from time to time) (A) approved by the Agent and (B) with respect to which a written statement has been obtained from each of

        Moody's and S&P to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

                (iv) secured repurchase obligations for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of the type described in clause (ii) above; and

                (v) freely redeemable shares in money market funds which invest solely in obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements and commercial paper of the types described in clause (i) through (iv) above, without regard to the limitations as to the maturity of such obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements or commercial paper set forth, which money market funds are rated "AAA" by Moody's and "AAAm" or "AAAm-g" by S&P.

        "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

        "Pool Receivable" means a Receivable in the Receivables Pool. If, with respect to any Undivided Interest, a Receivable is a Pool Receivable on or prior to the Commitment Termination Date, such Receivable shall continue to be considered a Pool Receivable with respect to such Undivided Interest at all times thereafter.

        "Principal Collections" means all Collections (other than Finance Charge Collections).

        "Principal Receivable" means, at any time, each Receivable then in the Receivables Pool other than any Finance Charge Receivables therein.

        "Principal Documents" the Receivables Purchase Agreement, the Fee Letter, the Purchase and Sale Agreement, the Sale Agreements and the Company Notes or any report (including any Periodic Report) delivered in connection with the Receivables Purchase Agreement or the Purchase and Sale Agreement as any of the foregoing may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof.

        "Program Fee" has the meaning set forth in the Fee Letter.



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

        "Purchase" has the meaning set forth in Section 1.01(a) of the Receivables Purchase Agreement.

        "Purchase and Sale Agreement" means that certain Purchase and Sale Agreement, dated as of December 17, 1998, between the Seller and Sunterra, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and with the Receivables Purchase Agreement.

        "Purchase and Sale Indemnified Party" has the meaning set forth in
Section 9.1 of the Purchase and Sale Agreement.

        "Purchase and Sale Indemnified Amounts" has the meaning set forth in
Section 9.1 of the Purchase and Sale Agreement.

        "Purchase and Sale Termination Date" has the meaning set forth in
Section 1.4 of the Purchase and Sale Agreement.

        "Purchase and Sale Termination Event" has the meaning set forth in
Section 8.1 of the Purchase and Sale Agreement.

        "Purchase Facility" has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

        "Purchase Price" has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

        "Purchaser" has the meaning set forth in the preamble to the Receivables Purchase Agreement.

        "Purchaser Rate" for any Yield Period for any related Undivided Interest (or portion thereof) means:

                (a) in the case of an Undivided Interest (or portion thereof) other than one referred to in clause (b) or (c) of this definition, the Commercial Paper Rate for such Undivided Interest (or such portion) for such Yield Period;

                (b) in the case of an Undivided Interest (or portion thereof) funded pursuant to the Stand-by Purchase Agreement, the Bank Rate for such Undivided Interest; and

                (c) in the case of any Undivided Interest funded during the continuance of a Liquidation Event, the Default Rate.

        "Purchaser's Share" on any day with respect to each Undivided Interest means an amount equal to the product of:

                (a) the amount of all such Collections received by Seller or Servicer on such day, times

                (b) (i) if such day is not a Liquidation Day, such Undivided Interest (expressed as a decimal) on such day, or

                        (ii) if such day is a Liquidation Day, such Undivided
                Interest (expressed as a decimal) on the day immediately preceding the first Liquidation Day to have occurred during the then current Liquidation Period, or, if higher such Undivided Interest (expressed as a decimal) on such Liquidation Day;

        provided that after such time as an Undivided Interest shall have been reduced to zero, the Purchaser's Share of such Collections therefor shall also equal zero.

        "Receivable" means any right to payment from an Obligor, whether constituting an account, chattel paper, instrument or a general intangible, in respect of a Timeshare Loan, and includes the right to payment of any principal, interest or finance charges and other obligations of such Obligor with respect thereto.

        "Receivables Pool" means at any time all outstanding Receivables that have been transferred to Seller by Sunterra pursuant to the Purchase and Sale Agreement on and after the Initial Closing Date to and including the Commitment Termination Date.

        "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

        "Regulatory Change" means, relative to any Affected Party

                (a) any change in (or the adoption, implementation, change in, phase-in or commencement of effectiveness of) any

                        (i) United States federal or state law or foreign law
                applicable to such Affected Party;

                        (ii) regulation, interpretation, directive, requirement
                or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or



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

                other authority having jurisdiction over such Affected Party; or

                        (iii) GAAP or regulatory accounting principles
                applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

                (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

        "Reinvestment" has the meaning set forth in Section 1.01(b) of the Receivables Purchase Agreement.

        "Related Rights" has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

        "Related Security" means, with respect to any Timeshare Loan and the related Receivable:

                (a) all of the interests in the Vacation Interest arising under or in connection with the related Mortgage, Right-to-Use Agreement and all other security interests or liens and property subject thereto from time to time securing payment of such Timeshare Loan, together with all mortgages, guarantees, financing statements, assignments, instruments, leases and other agreements from time to time supporting or securing such Timeshare Loan;

                (b) the related Timeshare Note and other Timeshare Loan
        Documents;

                (c) all documents, books, records and other information maintained with respect to such Receivable and the related Timeshare Loan (including any payment report, environmental assessments and appraisals);

                (d) with respect to any Mortgage Loan any insurance policy, including any primary mortgage insurance policy relating to such Receivable and the related title insurance policy; and

                (e) all proceeds, products, profits and rents of the foregoing.

        "Report Date" means (i) the Initial Closing Date and (ii) the fifteenth day of each calendar month following thereafter.

        "Reserve Account" means that certain bank account with the number, and maintained at the location, set forth on Schedule 6.01(n) to the Receivables Purchase Agreement, which is (i) in Seller's and Agent's name, and (ii) pledged on a first priority basis to Purchaser pursuant to Section 9.01 of the Receivables Purchase Agreement.

        "Reserve Account Agreement" means a agreement, substantially in the form of Exhibit 5.01 (h) (iii) to the Receivables Purchase Agreement, among Seller, Sunterra, the Agent and the Reserve Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Receivables Purchase Agreement.

        "Reserve Account Required Amount" means at any time, an amount (not to exceed the Aggregate Investment) equal to the greater of (i) 5.0% of the Net Pool Balance at such time, and (ii) $750,000; it being understood that the Reserve Account shall be initially funded with proceeds from the initial Purchase under the Receivables Purchase Agreement in an amount equal to $750,000 and thereafter, so long as the amount described in clause (i) above is greater than the amount described in clause (ii) above, funds shall be deposited into such Reserve Account pursuant to Section 3.02 of the Receivables Purchase Agreement up to the amount described in clause (i) above.

        "Reserve Account Bank" means the Bank holding the Reserve Account.

        "Restricted Payment" has the meaning set forth in Section 7.03(f) of the Receivables Purchase Agreement.

        "Right-to-Use Agreement" means with respect to a Timeshare Loan not secured by a Mortgage, the security agreement securing such Timeshare Loan.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

        "Sale Agreement" means the Sale Agreement dated as of December 17, 1998 between Sunterra and the Originators named therein, as amended, supplemented, amended and restated or otherwise modified from time to time.

        "Scheduled Commitment Termination Date" has the meaning set forth in
Section 1.05 of the Receivables Purchase Agreement.

        "Seller" has the meaning set forth in the preamble to the Receivables Purchase Agreement.



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

        "Seller Common Stock" has the meaning set forth in Section 6.01(o) of the Receivables Purchase Agreement.

        "Servicer" has the meaning set forth in Section 8.01(a) of the Receivables Purchase Agreement.

        "Servicer's Fee" has the meaning set forth in Section 8.01(d) of the Receivables Purchase Agreement.


        "Settlement" means the payments and other actions provided for on the last day of each Settlement Period.

        "Settlement Date" means the last day of each Settlement Period.

        "Settlement Period" for any Undivided Interest means

                (a) each period commencing on the first day of each Yield Period for such Undivided Interest and ending on the last day of such Yield Period; and

                (b) on and after the Commitment Termination Date for such Undivided Interest, such period (including, without limitation, a daily period) as shall be selected from time to time by the Agent or, in the absence of any such selection, each period of 30 days from the next preceding Settlement Date;

provided, however, that

                (i) with respect to any Yield Period of one day (as described in clause (ii) of the proviso of the definition of "Yield Period"), the related Settlement Period shall be the first day following such Yield Period;

                (ii) any Settlement Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

                (iii) the last Settlement Period shall end on the date on which all Undivided Interests have been reduced to zero.

        "SG" has the meaning set forth in the preamble of the Receivables Purchase Agreement.

        "Solvent" means, with respect to any Person at any time, a condition under which:

                (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination,



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

        greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

                (ii) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts", for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent); and

                (iii) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

                (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

                (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

                (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

                (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's length transaction in an existing and not theoretical market.

        "Stand-by Purchase Agreement" means and includes (a) the Stand-by Purchase Agreement among Barton, as borrower, SG, as Servicing Agent for Barton and as Liquidity Agent, and the Banks supporting Barton's payment obligations with respect to the Commercial Paper Notes issued to fund the purchase of Undivided Interests hereunder, and (b) any other agreement hereafter entered into by Barton providing for the sale by Barton of Undivided Interests (or portions thereof), or the making of loans or other extensions of credit to Barton secured by a security interest in specified Undivided Interests (or portions thereof), to support all or part of Barton's payment obligations under the Commercial Paper Notes or to provide an alternate means of



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funding Barton's investments in accounts receivable or other financial assets, and under which the amount available from such sale or such extension of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of credit enhancement available with respect thereto, in each case as amended, supplemented or otherwise modified from time to time.

        "Sub-Servicer" means each of Concord Servicing Corporation, Finova Portfolio Services, Inc. and ES Financial Corporation and any other Sub-Servicer approved by the Agent and permitted under the terms of the Receivables Purchase Agreement.

        "Sub-Servicer Agreement" has the meaning set forth in Section 8.01(c) of the Receivables Purchase Agreement.

        "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

        "Successor Notice" has the meaning set forth in Section 8.01(a) of the Receivables Purchase Agreement.

        "Sunterra" has the meaning set forth in the preamble to the Receivables Purchase Agreement.

        "Tangible Net Worth" means, with respect to any Person, the net worth of such Person after subtracting therefrom the aggregate amount of such Person's intangible assets (other than Receivables), including, without limitation, good will, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

        "Timeshare Loan" means either a Membership Loan or a Mortgage Loan.

        "Total Revenues" means, with respect to any calendar month, the aggregate gross amounts payable by the Obligors with respect to the Pool Receivables generated during such calendar month.

        "Transaction Documents" means the Receivables Purchase Agreement, the Fee Letter, the Certificate, the Originator Note Assignment, the Purchase and Sale Agreement, the Sale Agreements,



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the Company Note, the Collection Account Agreement, the Reserve Account
Agreement, the Lockbox Agreements, the Custodial Agreement, and all other instruments, certificates, agreements, reports or documents delivered under or in connection with the Receivables Purchase Agreement or the Purchase and Sale Agreement as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the terms of the Purchase and Sale Agreement and the Receivables Purchase Agreement.

        "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

        "Undivided Interest" has the meaning set forth in Section 2.01 of the Receivables Purchase Agreement.

        "Unmatured Liquidation Event" means any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

        "Unpaid Balance" means (i) with respect to any Receivable or the related Timeshare Loan at any time the unpaid principal amount thereof and (ii) with respect to the Receivables Pool means at any time the aggregate unpaid principal amount of all Receivables.

        "Upgraded Loan" means the Timeshare Loan that results when an existing Timeshare Loan with respect to an existing Obligor is prepaid in connection with the creating of a new Timeshare Loan to such Obligor to finance the purchase by such Obligor of (i) an additional Vacation Interest or (ii) a Vacation Interest of greater value than the original Vacation Interest of such Obligor.

        "Vacation Club" means a corporation which holds unencumbered title to (or a long-term lease on) a Vacation Ownership Resort and issues membership certificates evidencing ownership interests in the corporation, which permits the owner of such membership certificates use an enjoyment of such Vacation Ownership Resort.

        "Vacation Interest" means (i) a timeshare fee estate in real property at any Vacation Ownership Resort and (ii) a Membership Interest in a Vacation Club which holds fee title or a long-term lease to the related Vacation Ownership Resort.

        "Vacation Ownership Resort" shall mean each of the vacation resorts listed on Schedule A to the Receivables Purchase Agreement, as amended from time to time in the sole discretion of the Agent.



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

        "Williamsburg Market Area" has the meaning set forth on Schedule B to the Receivables Purchase Agreement.

        "Year 2000 Problem" has the meaning set forth in Section 6.02(m) of the Receivables Purchase Agreement.

         "Yield Period" means with respect to any Undivided Interest (or portion thereof):

                (a) the period from (and including) the date of the initial Purchase of such Undivided Interest (or such portion) to (but excluding) the number of days (not to exceed 90 days) thereafter as the Agent shall approve, pursuant to Section 1.03 or of the Receivables Purchase Agreement; and

                (b) thereafter, each period from (and including) the last day of the immediately preceding Yield Period for such Undivided Interest (or such portion) to (but excluding) the day falling such number of days (not to exceed 90 days) thereafter as the Agent shall approve pursuant to Section 1.03 of the Receivables Purchase Agreement.

provided, however, that

                (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Undivided Interest shall be accruing Earned Return at a rate determined by reference to the LIBOR Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

                (ii) in the case of Yield Periods of one day for any Undivided Interest, (A) the initial Yield Period shall be the day of the related Purchase; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

                (iii) any Yield Period for any Undivided Interest which commences before the Commitment Termination Date for such Undivided Interest and would otherwise end on a date occurring after such Commitment Termination Date, such Yield Period shall end on such Commitment Termination Date and the duration of each such Yield Period which commences on or



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

        after the Commitment Termination Date for such Undivided Interest shall be of such duration as shall be selected by the Agent.

The "related" Yield Period for any Undivided Interest at any time means the Yield Period pursuant to which Earned Return is then accruing for such Undivided Interest.

        B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

        C. Computation of Time Periods. Unless otherwise stated in the Purchase and Sale Agreement or the Receivables Purchase Agreement, as the case may be, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".



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                                                                      SCHEDULE A



                       LIST OF VACATION OWNERSHIP RESORTS

                                                                      SCHEDULE B



                              LIST OF MARKET AREAS